                                                                    EXHIBIT 2(a)
                                 19 April 1996



                      DEFINITIVE PURCHASE AGREEMENT (DPA)



Today, this nineteenth day of April nineteen hundred and ninety-six,


                                 19 April 1996,


the following persons appeared before me,

                               Mr. Harald Thoss,

notary public in Frankfurt am Main, with my official residence in 60596 Frankfurt am Main, HolbeinstraBe 48:

1.  Dr. Jakob Karszt,
    Diplomwirtschaftsingenieur

    having his business address at:
    INOVIS GmbH & Co. computergestutzte Informationssysteme
    Steinhauserstr. 22
    76135 Karlsruhe,

    identified by presentation of his official passport,

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    (hereinafter also referred to as "the present person under 1" or "the
    Seller under 1"),

    Dr. Jakob Karszt declared that hereinafter he not only acts on his own behalf but also on the basis of the attached Powers of Attorney.

a)  INOVIS Verwaltungs GmbH
    SteinhauserstraBe 22
    76135 Karlsruhe

    registered in the Commercial Register of the Local Court of Karlsruhe under HRB 4207

    (hereinafter also referred to as "the Unlimited Partner")

    as its general manager entitled to represent solely according to the certified excerpt from the Commercial Register which has been presented in the original and is attached to this deed in photocopy,


and b)      Mr. Helmut Grimm,
    Diplomwirtschaftsingenieur


    resident in:
    ForststraBe 52
    76131 Karlsruhe,

    (hereinafter also referred to as "the Seller under 2"),

and c)      Mr. Hans Arthur Rauh,
    Diplomingenieur


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
    resident in:
    Silbergasse 22
    69259 Wilhelmsfeld,

    (hereinafter also referred to as "the Seller under 3"),

and d)      Dr. Nikolai PreiB,
    Diplomwirtschaftsingenieur

    resident in:
    Benzachring 28
    74336 Brackenheim,

    (hereinafter also referred to as "the Seller under 4"),

and e)      Mr. Ulrich Rehn,
    Diplomwirtschaftsingenieur

    resident in:
    Am Zollstock 16
    76228 Karlsruhe,

    (hereinafter also referred to as "the Seller under 5"),

and f)      Mr. Eugen Volbers,
    Diplomwirtschaftsingenieur

    resident in:
    UlmenstraBe 136
    71088 Holzgerlingen,


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    (hereinafter also referred to as "the Seller under 6"),

and g)      Mr. Jurgen Matthias Diet,
    Diplomwirtschaftsingenieur

    resident in:
    Berliner Allee 26 A
    86153 Augsburg,

    (hereinafter also referred to as "the Seller under 7"),

and h)      Prof. Dr. Wolffried Stucky,

    resident in:
    KlarastraBe 11
    67549 Worms,

    (hereinafter also referred to as "the Seller under 8"),

and i)      Mr. Jorg Blum,
    Diplomwirtschaftsingenieur

    resident in:
    Hubstrasse 16
    76227 Karlsruhe,

    (hereinafter also referred to as "the Seller under 9") and

2.  Mr. Theodore E. Ciochon,


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    business executive

    having his business address at:
    Harbinger N.V.
    Antareslaan 27
    NE-2132 JE Hoofddorp

    identified by presentation of his official passport,

    (hereinafter also referred to as "the present person under 10"),

    Mr. Theodore E. Ciochon declared to act

a)  as the general manager, entitled to sign solely, for the company omegaandromeda Beteiligungs GmbH
    c/o KPMG Deutsche Treuhand-Gesellschaft
    Aktiengesellschaft Wirtschaftsprufungsgesellschaft
    ElektrastraBe 6
    81925 Munich

    registered in the Commercial Register of the Local Court of Munich under HRB 111103

    (hereinafter also referred to as "the Buyer")

    and
b) as the representative, entitled to sign solely, on behalf of the company

    Harbinger Corporation
    1055 Lenox Park Boulevard
    Atlanta, Georgia 30319
    U.S.A.

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    (hereinafter also referred to as "HC")


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Upon request of the present persons I certify the following, according to their declarations and in the chronological order as indicated below,

WHEREAS:

                                       I.

1. The Sellers under 1-6 hold the following shares in the nominal amount of DM 72,000.00 in the Unlimited Partner:

     a)   Seller under 1:     DM   28,000.00
     b)   Seller under 2:     DM    8,000.00
     c)   Seller under 3:     DM    8,000.00
     d)   Seller under 4:     DM    6,000.00
     e)   Seller under 5:     DM    4,000.00
     f)   Seller under 6:     DM   18,000.00
                              --------------
                              DM   72,000.00
                              --------------

     According to the declarations the share capital of the Unlimited Partner held by the Sellers under 1-6 is fully paid in.

     The shares held by the Sellers under 1-6 in the Unlimited Partner represent the total nominal stock capital of the Unlimited Partner and will hereinafter be referred to as "the (respective) shares".

2. The Sellers under 1-9 are the totality of the limited partners of the limited partnership

            INOVIS GmbH & Co. computergestutzte Informationssysteme

     - hereinafter also referred to as "the Company" -,

     registered in the Commercial Register of the Local Court of Karlsruhe under HRA 3729.

     INOVIS Verwaltungs GmbH is the only unlimited partner of the Company.

     The Sellers under 1-9 and the Unlimited Partner hold the following capital interests in the Company:


     a)   Seller under 1:     DM  152,000.00
     b)   Seller under 2:     DM   62,000.00

                                       10
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

     c)   Seller under 3:     DM   42,000.00
     d)   Seller under 4:     DM   14,000.00
     e)   Seller under 5:     DM   16,000.00
     f)   Seller under 6:     DM   52,000.00
     g)   Seller under 7:     DM   20,000.00
     h)   Seller under 8:     DM   28,000.00
     i)   Seller under 9:     DM   42,000.00
     j)   Unlimited Partner:  DM   72,000.00
                              --------------
                              DM  500,000.00
                              --------------

     According to the declarations the capital interests held by the Sellers under 1-9 and the Unlimited Partner in the Company have been fully paid in.

     The interests held by the Sellers under 1-9 in the Company represent the totality of all limited interests in the Company and will hereinafter be referred to as "the (respective) limited interests".

3.   The interest in the Buyer is owned to 100% by

                             Harbinger Corporation,

     with its registered corporate office in Atlanta, Georgia, U.S.A.

4. The Sellers under 1-9 desire to sell all the respective shares and all the respective limited interests held by them to the Buyer and the Buyer wishes to purchase all these respective shares and all these respective limited interests from the Sellers under 1-9 upon and subject to the terms and conditions set forth in this Agreement.

5. All parties involved have the mutual understanding that HC is the entity desiring Buyer to acquire the respective shares and all the respective limited interests and thus shall use its influence on the Buyer to effect Buyer to comply with the provisions set forth under this deed. Furthermore all parties involved have the mutual understanding that HC shall be party to this Agreement only insofar as HC hereinafter explicitly warrants certain aspects to the Sellers under 1 - 9, assumes liabilities or otherwise obligates itself under this agreement solely as set forth in Clauses 18 and 19 below.

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                                      II.

                            Shareholders Resolutions

1.a) The Sellers under 1-6 are the sole shareholders of all shares of the Unlimited Partner. Waiving all requirements of form and time as provided by law and the Articles of Association regarding the convening and the procedure of a shareholders' meeting, the Sellers under 1-6 hold a shareholders' meeting of the Unlimited Partner and pass the following resolution unanimously:

     The Sellers under 1-6 consent to the unrestricted sale and assignment of each and all of the respective shares in the Unlimited Partner held by them to the Buyer.

     Further resolutions shall not be passed.

1.b) The Unlimited Partner consents to the unrestricted sale and assignment of each and all of the respective shares held by the Sellers under 1-6 to the Buyer.

2. The Sellers under 1-9 are the totality of limited partners and the Unlimited Partner is the only unlimited partner of the Company. Waiving all requirements of form and time as provided by law and the Articles of Association regarding the convening and the procedure of a shareholders' meeting, the Sellers under 1-9 and the Unlimited Partner hold a partners' meeting of the Company and pass the following resolution unanimously:

     With reference to the intended transfer of interests in the Company as described under I. above the Sellers under 1-9 and the Unlimited Partner waive all their rights of preemption regarding the transfer of shares in the Company according to Section 13 of the Articles of Association of INOVIS GmbH & Co. computergestutzte Informationssysteme. The Sellers under 1-9 and the Unlimited Partner consent to the unrestricted sale and assignment of each and all of the limited interests held by the Sellers under 1-9 to the Buyer.

     Further resolutions shall not be passed.


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NOW THEREFORE, the Buyer and the Sellers under 1-9 have agreed the following:

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                                      III.

              Sale and Assignment of Shares and Limited Interests

Clause 1. Sale of Shares

1. The Sellers under 1-9 herewith agree to sell all the respective shares and all the respective limited interests held by them to the Buyer and the Buyer herewith agrees to purchase all these respective shares and all these respective limited interests from the Sellers under 1-9, as provided below, against the consideration described in Clause 3 and elsewhere hereunder.

2. The Sellers under 1-9 transfer and assign all Proprietary Information to the Company and other intangible assets and Confidential Information used in the business of the Company, to the extent they are reasonably able to do so consistent with any third party rights.

3. In addition to the rights transferred to the Company as set forth immediately above, any intangible assets and Confidential Information not yet owned by the Company but by any individual Seller under 1-9 and which until today has been used in the business of the Company shall not be transferred to the Company but may furtheron be utilized in any respect and all respective Sellers under 1-9 license them on a perpetual, royalty free, fully paid, and non exclusive basis to and for use by the Company and its affiliates, controlling entity, successors, and assignees, without compensation.

Clause 2. Transfer of Title

1. The Sellers under 1-9 herewith assign all the respective shares and all the respective limited interests with all rights and obligations and with effect in kind simultaneous with the fulfillment of the following conditions ("Time of Transfer of Title"):

     (a) The Escrow Agreement is fully executed in the form attached hereto as Exhibit 5;

     (b) the full of the Basic Purchase Price (cash, promissory notes, and shares) has been delivered to the Escrow Agent in accordance with Clause 6 subpara.1 and the Escrow Agreement; and

     (c) the Escrow Agent has released the Basic Purchase Price less the Escrow Amount as

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
          mentioned in Clause 7 subpara. 1 below to the Shareholder Representative.

     The respective limited partner's capital contribution of the Sellers under 1-9 shall simultaneously be assigned to the Buyer.

     The Buyer herewith accepts the assignments.

2.   The assignment is to take place with economic effect from March 31, 1996,
     24.00 o'clock CET. The Buyer shall be entitled to dividends attached to the assigned shares for the complete current business year of the Unlimited Partner. The Buyer shall also be entitled to all profits attached to the assigned limited interests in the Company following the completion of March 31, 1996.

Clause 3. Consideration

1. The total consideration to be paid to the Sellers under 1-9 for the sale and assignment of the assigned shares and the assigned limited interests pursuant to this Agreement shall consist of

     -    a Basic Purchase Price as set forth under subpara. 3. below,
     -    an Earn-Out as set forth under subpara 4. below and
     -    a Stock Warrant as set forth under subpara 5. below.

2. The Basic Purchase Price, the Earn-Out and the Stock Warrant together shall constitute the Purchase Price.

3.   Basic Purchase Price:

     The Basic Purchase Price shall be determined by multiplying the Company's 1995 audited revenues by the following multipler: 1.3024174 (in words:one point three zero two four one seven four).

     "Revenues" for this purpose shall mean "Gesamtleistung" (sum of items listed in Section 275 par. 2 nos. 1-4 HGB), as long as such revenues are also fully recognizable as revenues under German Generally Accepted Accounting Principles (GAAP).

     On the basis of above calculation the Basic Purchase Price amounts to US$4,103,408.00 (in words: four million one hundred three thousand four hundred eight).

4.   Earn-out:

     The Buyer shall pay the Sellers under 1-9 an earn-out based on the operating income of the Harbinger-Germany Business Unit for the fiscal period as described in Exhibit 1.


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
5.   Warrant to Purchase Common Stock:

     The Buyer guarantees to arrange the issuance of a warrant to purchase Harbinger Corporation stock to the Sellers under 1-9. Such warrant shall be governed by the Subscription Agreement and Investor Suitability Representations ("Subscription Agreement").


Clause 4. Purchase Price Adjustment

1. Within 30 days following the signing of this deed the Seller under 1 representing the Unlimited Partner shall cause to be prepared a Final Closing Balance Sheet as of March 31, 1996 ("Final Closing Balance Sheet") for the Company in accordance with German Generally Accepted Accounting Principles
(GAAP).

2. Buyer shall upon his own expense be entitled to have his outside accountants review or audit the Final Closing Balance Sheet. In case of a dispute on the Final Closing Balance Sheet the Sellers under 1 - 9 and the Buyer shall mutually agree upon a neutral outside accountant, who subsequently shall mutually be instructed to decide on the accuracy of the Final Closing Balance Sheet under German Generally Accepted Accounting Principles (GAAP). Costs of the outside accountant shall be born at equal parts.

3. If the equity according to the Final Closing Balance Sheet falls short by more than 50,000 deutsche marks (fifty thousand) compared to the Balance Sheet as of December 31, 1995, then the Purchase Price shall be reduced by the amount of the shortfall exceeding 50,000 deutsche marks (fifty thousand). The amount of the shortfall shall be deducted from the Escrow Amount. This liability is included in the liability regulated in Clause 14.

4. For any uncollected accounts receivable reflected on the final Closing Balance Sheet that are included in the 1995 Revenue, the Purchase Price shall be reduced by such amount multiplied by the factor 1.3864 (one point three eight six four). The amount of the reduction shall be deducted from the Escrow Amount.

Clause 5. Allocation of Purchase Price

The Purchase Price shall be allocated amongst the Sellers under 1 - 9 in accordance with Exhibit 2.

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Clause 6. Payment of Basic Purchase Price

1. Subject to the provisions set forth under Clause 7 below, the Basic Purchase Price shall be paid to the Escrow Agent as follows:

     (1)  as of today: US$ 1,408,681.00 in cash;

     (2) as of today: US$ 556,922.00 as a non-interest bearing promissory note payable 6 months from today (see Exhibit 3);

     (3) as of today: US$ 2,137,805.00 in Harbinger Corporation common stock, as further specified under subpara. 3. below. The stock certificates shall be delivered within 7 days as of today to the Escrow Agent.

2. All cash payments shall be made in US-$. All calculations shall be made in US-$, and the conversion rate shall be 1.4975 deutsche marks for 1
     (one) US $.

3. For purposes of calculating the present stock price, the Buyer shall use the average of the closing price of the Harbinger Corporation common stock on the NASDAQ Stock Market for April 15, 1996. This average is US $15.25. The Buyer reserves the right to pay in cash up to 100% of the consideration to be paid in stock (paid by international wire transfer to Escrow Agent).

4. The Buyer will arrange the issuance of common stock by Harbinger Corporation to the Sellers under 1-9 which shall carry all the rights normally attributed to voting common stock and which is identical to stock currently listed on the NASDAQ Stock Market except that the delivered shares shall be subject to the terms and restrictions in the Subscription Agreement. The Sellers under 1-9 and the Buyer herewith enter into a Subscription Agreement in the form attached hereto as Exhibit 4. The Subscription Agreement shall set forth the terms and conditions of the Buyer's registration obligations. Pursuant to the Subscription Agreement, the Buyer will use its best efforts to arrange for registration of the respective common shares which have been issued to and are then in the possession of the Sellers (other than the common shares to remain in escrow and common shares, if any, which may be granted in the earnout) no later than six (6) calendar months after signing this deed at the latest and in accordance with the Subscription Agreement. The Buyer shall be obligated to a penalty for delay if the respective shares have not been registered within six (6) calendar months after signing this deed in accordance with the

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     the Subscription Agreement. The penalty for delay shall be determined as follows and shall be paid to the Shareholder Representative:

      (a) for the first through the third calendar month of delay 10,000 deutsche marks (i.w.: ten thousand) for each commenced calendar month of delay;

      (b)  for the fourth through the sixth calendar month of delay
           20,000 deutsche marks (i.w.: twenty thousand) for each commenced calendar month of delay;

      (c)  for the seventh through the ninth calendar month of delay
           30,000 deutsche marks (i.w.: thirty thousand) for each commenced calendar month;

      (d) for the tenth calendar month of delay onwards 40,000 deutsche marks (i.w.: forty thousand) for each commenced calendar month.

      The payments in the foregoing shall be made to the Shareholder Representative who shall be solely responsible for distributing these amounts to the other Sellers.

      In addition, the Buyer will provide one demand registration pursuant the Subscription Agreement.

Clause 7. Escrow Funds

1. From the Basic Purchase Price as set forth under clause 3 subpara. 3 the Buyer shall set aside US$ 294,840.00 and 23,630 Harbinger Corporation common stock into an escrow account with a mutually agreeable escrow agent ("Escrow Amount") for a period of twelve months following this April 19, 1996, as governed by the Escrow Agreement attached hereto as Exhibit 5. This Escrow Agreement may be mutually modified if necessary due to the requirements of the Escrow Agent. The Escrow Amount plus any accrued interest on the cash portion of the Escrow Amount will be released to the Sellers under 1-9 at the end of this twelve-month period less any purchase price adjustment and/or Buyer's claims against Sellers under 1-9.

2. Costs incurred by or in connection with the escrow account shall be born as follows:

(a)   Basic costs (costs for general existence and general administration):
      50% jointly and severally by the Sellers under 1 - 9 and 50% by the Buyer

(b)   Costs arising out of disputes:

      shall be allocated in accordance with the regulations set forth under sec. 91-107 ZPO.

3. The cash portion of the Basic Purchase Price as set forth under Clause 6 subpara 1 (1) (equal to US$1,408,681.00) shall in total be remitted to the Escrow Account by April 19, 1996 at

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the latest. The Sellers under 1 - 9 and the Buyer shall mutually instruct the
Escrow Agent to release an amount of US $ 1,113,841.00 to the Seller under 1, who in this respect shall represent the Sellers under 2 - 9 as their agent.

Clause 8. Assumption of Liabilities

1. The liabilities identified in Exhibit 6 shall be assumed by the Sellers under 1-9.

2. Furthermore the Sellers under 1-9 shall assume: liabilities under the Company's retirement/profit sharing plans affecting its employees, and compensation arrangements between the Company and its employees under which obligations are triggered upon acquisition of the business or the assets by a third party.

3. The Buyer and Sellers under 1-9 agree that the balance of accounts payable and accounts receivable resulting from the relationship of the Sellers 1-9 and the Company or the Unlimited Partner as of 31 March 1996 shall be netted and the balance shall be paid in cash to the appropriate party within 60 days after Closing.

Clause 9. Employee Arrangements

1. The Sellers identified in Exhibit 2 under Management Shareholders agree to remain employees of the Company for a minimum of two years after this April 19, 1996 and to enter into a mutually agreeable employment agreement.

2. The Sellers identified in Exhibit 2 under Employee Shareholders agree to remain employees of the Company for a minimum of one year after this day. The Buyer agrees to retain the respective Employee Shareholders for the same period of time (one year from the date hereof) as employees of the Company.

3. The Buyer shall continue employment of those employees of the Company exclusively dedicated to the Company under the following conditions:

      (1) The Buyer shall provide the employees of the Company with similar positions and total compensation and benefits similar to that which they now enjoy.

      (2)  The Buyer shall provide for the Sellers identified in
           Exhibit 2 under Management Shareholders a performance-based incentive plan based on the operating results for Harbinger-Germany Business Unit for the last nine months of 1996.

      (3) After January 1, 1997, the Buyer shall include the Sellers identified in Exhibit 2 under Mangement and Employee Shareholders, to the extent they are employees of

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
           the Company at that time, in any stock option plan which the Buyer offers to similar employees of the Company, adjusting for any differences in total compensation and benefits between the Sellers identified in Exhibit 2 under Management and Employee Shareholders and its similar employees.

      (4) Legal and contractual provisions concerning the termination of employment shall not be affected by the above provisions.

Clause 10. Stock Ownership and Buyback Provisions

The Harbinger Corporation common stock given to the Sellers under 1-9 shall be subject to the restrictions set forth in Exhibits 4 and 7. In addition, each of the Sellers identified in Exhibit 2 under Management Shareholders agrees not to sell in any given year more than 50% of his Harbinger Corporation stock initially received in accordance with Clause 6 subpara. 1. No. (3) above.

Clause 11. Warranties.

The Sellers under 1-9 - referred to hereunder as the Warrantors - represent and warrant to the Buyer the representations and warranties specifically described in the other clauses of this Agreement as well as the following :

1. That the shares of the Unlimited Partner to be sold hereunder represent all of the shares of the Unlimited Partner and the limited interests in the Company to be sold hereunder represent all of the limited interests of the Company, and all of such shares and interests are freely owned by them and are not subject to any lien, pledge, security right or usufruct, that they have not granted any sales- or purchase option or right of sale to any third party in respect of such shares and that the voting rights on such shares are in no way restricted. That there are no outstanding sales-or purchase options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, rights of first refusal, preemptive rights or other rights of any kind to acquire any shares of the Unlimited Partner or limited or unlimited interests in the Company. That 100% of the shares in the Unlimited Partner and 100% of the limited interests in the Company will be transferred in kind to the Buyer at the Time of Transfer of Title.


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
2. That each of the clauses under the heading "WHEREAS" concerning Sellers under 1-9, or the Company, or the Unlimited Partner in this Agreement is true, correct and complete.

3. That all shares of the Unlimited Partner and limited and unlimited interests in the Company are validly issued, fully paid and were issued in compliance with all applicable laws.

4. That as to each the Unlimited Partner and the Company, the Sellers under 1-9 have delivered to the Buyer complete and correct copies of its Articles of Association, as currently in effect, and to date neither it nor any of its managing directors or shareholders or limited or unlimited partners have violated any provision of its Articles of Association.

5. That the documentation submitted to the Buyer in the course of due diligence investigation is fully complete and correct and that no material information in respect of the Company or the Unlimited Partner has been withheld. A list of all documents submitted in the course of the due diligence investigation is attached hereto as Exhibit 8.

6. That the total amount of receivables shown in the balance sheet of the Unlimited Partner or the Company as of March 31, 1996 - with exception of the debtors mentioned under "bad debts" - shall be received no more than 180 days after this day.

7. That all obligations vis a vis the German Fiscal Authorities have been met properly by both the Unlimited Partner and the Company. Any fiscal claims submitted and not accounted for in the financial statements of the companies (either the Company or the Unlimited Partner) and originating from any period before this day are for account of the Warrantors. This does not apply for obligations concerning the time after March 31, 1996. The same applies to any social security liabilities of both the Unlimited Partner and the Company.

8. That as to both the Unlimited Partner and the Company the aggregate amount of all liabilities incurred as of March 31, 1996 do not exceed the aggregate amount of all liabilities and accruals disclosed in the Final Closing Balance Sheets of the companies. Sentence 1 does not apply to liabilities whatsoever incurred in connection to infringement of third parties intellectual property.

9. That neither facts or circumstances are known in the existing relations with customers of either the Company or the Unlimited Partner which give reason to believe that the existing contracts with such customers might be early terminated unless such is communicated in

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
      writing in the course of the due diligence investigation nor that the Sellers under 1-9 have reason whatever to assume that there is reason to believe that either the business of the Company or the Unlimited Partner will be seriously affected by claims, disputes or serious displeasure of its customers. The Buyer acknowledges receipt of the letter from Phononet dated 15 April 1996 (erroneously dated 15 April 1995).

10. That all formalities required by German law in respect of the intended share and limited interest transaction have been duly fulfilled.

11.   That as to each the Unlimited Partner and the Company:

      (1) It is the sole and exclusive owner of or has the - uncontested or undisputed - permanent legal right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property identified in Exhibit 9.

      (2) it has taken all reasonably necessary actions to maintain and protect each item of Intellectual Property that it owns or uses;

      (3)  it has with respect to Intellectual Property identified in
           Exhibit 9 not interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third persons, and none of its managing directors, shareholders or limited or unlimited partners has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that it must license or refrain from using any Intellectual Property rights of any third party);

      (4) none of its managing directors, shareholders, limited or unlimited partners has done anything to compromise the secrecy, confidentiality or value of any of its trade secrets, know-how, inventions, prototypes, designs, processes or technical data (collectively "Proprietary Information") required to conduct its business as now conducted and as proposed to be conducted;

      (5) it has taken reasonable security measures to protect the secrecy, confidentiality, and value of its Proprietary Information important to the conduct of its business, including requiring each employee and consultant to acknowledge a requirement to safeguard proprietary and its sensitive information in accordance with its established written policies; and

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      (6)  none of its managing directors, shareholders, limited or unlimited partners or employees with responsibility for Intellectual Property matters has any knowledge that any of them is in violation of his or her obligations of confidentiality.

12. That each the Unlimited Partner and the Company is duly organized, validly existing and in good standing under German law, and that it has unrestricted power and authority to own, operate and lease its assets and properties and to carry on its business as currently conducted.

13. That as to each the Unlimited Partner and the Company Exhibit 10 lists each Employee Benefit Plan that it maintains or to which it contributes.

14. That as to each the Unlimited Partner and the Company, Exhibit 11 sets forth a true and complete list as of the date hereof of all of its managing directors and employees.

15. That as to each the Unlimited Partner and the Company it is not subject to any collective bargaining agreements.

16. That as to each the Unlimited Partner and the Company: none of the Sellers under 1-9 or any of the present or former managing directors, shareholders, limited or unlimited partners or Affiliates of it or of any such persons:

      (1) except for the loans to Sellers under 1-9 indicated in Exhibit 12, are involved in any business (excluding relationships and payments arising from the employment or retention by it of any such persons in the ordinary course of business) arrangement or relationship with it, including, without limitation, any contract, agreement, or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payment to any such managing director, shareholder, limited or unlimited partner or Affiliate; or

      (2) owns any material asset, tangible or intangible, which is used in its business.

17. That true, correct, and complete copies of all documents listed in all the Exhibits to this Agreement have been heretofore delivered to the Buyer and identified in writing as constituting such delivery.

18. That as of the completion of March 31,1996 the balance calculated by subtracting the book value of Unlimited Partner's interest in the Company from the equity of the Unlimited Partner is not negative.

19. As of the Closing Date and as of the Time of Transfer of Title, there shall have been no material adverse change in the business or its assets taken as a whole, and/or in the financial conditions of the business from the conditions disclosed in the Final Closing Balance Sheet. The Sellers under 1 - 9 have not made any distributions or withdrawals during the period January 1, 1996 until the signing of this deed or the Time of Transfer of Title.

20. That as to each the Unlimited Partner and the Company to the best of the knowledge of the Sellers under 1-9:

      (1) Exhibits 9 and 13 identify all essential computer software owned or used by it in connection with its business, and each trade name or unregistered trademark used by it in connection with its business and with respect to each item so identified:

           (a) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

           (b) that as of today there is no obligation whatsoever to indemnify any Person due to any interference, infringement, misappropriation, or other conflict with respect to the item.

      (2) each essential item of Intellectual Property that any third Person owns and that the company uses, is used on the basis and pursuant to license, sublicense, agreement, or permission, and that each of such item is identified in Exhibit 13 and, with respect to each such item:

           (a)   the license, sublicense, agreement, or permission covering the item is and will continue to be following this day legal, valid, binding, enforceable, and in full force and effect,

           (b) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder.

21. That this Agreement has been duly executed by each of Sellers under 1-9 and constitutes the valid, binding and enforceable obligation of each, enforceable in accordance with its terms and conditions.

22. That as to each the Unlimited Partner and the Company to the best of the knowledge of the Sellers under 1-9, it has good, valid and marketable title to, or valid and subsisting leasehold interest in, all real estate and buildings, machinery, equipment and other tangible personal property and assets used in its business, located on its premises or shown on its Closing Balance Sheet, free and clear of all claims, liens or encumbrances, except for claims, liens and encumbrances reflected in its Closing Balance Sheet or Exhibits.

23. That as to each the Unlimited Partner and the Company to the best of the knowledge of the Sellers under 1-9,

      (1) there is no charge, complaint, action, arbitration, proceeding, hearing, investigation, or else (collectively, "Litigation") pending or threatened against it in, before, or by any court or arbitrator or governmental agency or authority;

      (2) it is not in material breach or default under any of its legal obligations what so ever;

      (3) all material governmental approvals, permits and licenses required by it in connection with the conduct of its business have been obtained, are in full force and effect, and are being complied with in all respects;

      (4) there is not under any contract identified in Exhibit 14 (Material Contracts) an event which, after notice or lapse of time or both, would constitute a material default or breach by any party, or permit termination, repudiation, modification, or acceleration, under such Contract.

24. That as to each the Unlimited Partner and the Company to the best of the knowledge of the Sellers under 1-9:

      (1) it has filed all Tax Returns that it has been required by law to file through the date hereof;

      (2) it has filed all social security and other information returns required to be filed, has paid all social security contributions required to be paid in respect of all periods for which returns have been filed, has established an adequate accrual or reserve for the payment of all social security contributions payable in respect of all periods ending on or prior to the March 31, 1996.

25. That as to each of the Sellers under 1-9 which are married a notarized consent according to sec. 1365 BGB has been attached to this deed.

Clause 12. Indemnification

1. In the case of a breach of any representation or warranty set forth in this Agreement or any failure by any of the Sellers under 1-9 to perform or otherwise fulfill or comply with any undertaking or other agreement or obligation to be performed, fulfilled or otherwise complied with by any of the Sellers under 1-9 under this Agreement after this day the Purchase Price shall be reduced by the amount of any and all losses, damages, deficiencies or liabilities caused hereby.

2. Except as provided in subpara. 3 the Sellers under 1 - 9 have to jointly and severally indemnify the Buyer for any warranty claims raised in accordance with clause 11 on their respective pro rata share basis in the Purchase Price as set forth under Clause 5.

3. Sellers under 1 - 9 have to indemnify the Buyer for any warranty claims based on Clause 11 subpara. 1. Indemnifications based on the warranties set forth under Clause 11 subpara. 1 shall solely and fully be allocated to the individual Seller who caused the breach. For any breach of warranty set forth under Clause 11 subpara. 1, each individual Seller under 1 - 9 shall be liable only if and insofar as the breach of warranty can be based on an individual failure.

4. If any action, suit, proceeding, claim, liability, demand or assessment shall be asserted against the Buyer in respect of which the Buyer proposes to demand indemnification, Buyer shall notify any of the Sellers under 1-9 thereof within a reasonable period of time after assertion thereof, and such notice shall include copies of all suit, service and claim documents, all other relevant documents in the possession of the Buyer, and an explanation of the Buyer contentions and defenses with as much specificity and particularity as the circumstances permit. The failure of the Buyer to give such notice shall not relieve any of the Sellers under 1-9 of their obligations under this Clause if the Buyer shall have demonstrated that:

           (a)   it acted in good faith and without unreasonable delay; and

           (b) the Sellers under 1-9 shall not have been prejudiced thereby. Subject to rights of or duties to any insurer or other third Person having liability therefor, any and all of the Sellers under 1-9 shall have the right within ten (10) days after receipt of such notice to assume the control of the defense, (and, subject to the prior approval of the Buyer which shall not be unreasonably withheld) compromise or settlement of any such action, suit, proceeding, claim, liability, demand, or assessment, including, at its own expense, employment of counsel.

                 If any and all of the Sellers under 1-9 shall have exercised their right to assume such control, the Buyer:

                 1) may, in its sole discretion and expense, employ counsel to represent it (in addition to counsel employed by any and all of the Sellers under 1-9) in any such matter, and in such event counsel selected by any and all of the Sellers under 1-9 shall be required to cooperate with such counsel of the Buyer in such defense, compromise or settlement for the purpose of informing and sharing information with the Buyer; and

               2) shall, at its own expense, make available to any and all of the Sellers under 1-9 those employees of the Buyer whose assistance, testimony or presence is reasonably deemed by any and all of the Sellers under 1-9 necessary or beneficial to assist any and all of the Sellers under 1-9 in evaluating and in defending any such action, suit, proceeding, claim, liability, demand or assessment.

               Any such access shall be conducted in such a manner as not to interfere unreasonably with the operations of the businesses of the Buyer.

5.   Clause 14 below shall be applicable.

Clause 12a PhonoNet Agreements

1. The Company and PhonoNet entered into business relations under which the Company developed software. PhonoNet has certain rights resulting from these business relations.

2. The Seller under 1. describes in a letter dated April 19, 1996, which is attached hereto as Exhibit 24 , the maximum scope of PhonoNet's rights and the possible financial exposure of the Company arising from the exercising of these rights by PhonoNet. The Sellers shall bear all costs incurred due to the replacement of any software covered by the rights of PhonoNet and mentioned in Exhibit 24.

3. The Sellers under 1-9 warrant that the statements contained in Exhibit 24 are complete, true and correct. The Sellers under 1-9 shall indemnify the Buyer for any damages resulting from any incomplete, false or incorrect statements contained in Exhibit 24.

4. The Sellers shall try with reasonable efforts to provide a statement from PhonoNet which clarifies the scope of rights of the Company to the software developed under any and all agreements between the Company and PhonoNet. In case that PhonoNet claims any restriction of the rights of the Company to this software, the Sellers may acquire a waiver of these restrictions at their own cost or shall bear all costs incurred due to a replacement of the software subject to these claims raised by PhonoNet; such replacement can be claimed at the reasonable discretion of the Buyer.


5.   Clause 14 below shall be applicable.


Clause 13. Tax Consequences and Costs.

1. Each party will bear any Tax consequence to it associated with the execution and completion of this transaction, except that the Buyer shall not be liable for Tax Consequences to the Buyer, to the Unlimited Partner or to the Company due to a breach of any warranty or representation made herein by the Sellers under 1-9.

2. With exception of the costs of the civil law notary in respect of this deed each party bears its own costs associated with the initiation, execution and completion of the transactions pursuant to this Agreement.

3. The costs of the civil law notary in respect of this deed shall be borne by the Buyer.


Clause 14. Liability

1. Parties agree that the liability of each individual Warrantor shall be limited to the amount of the Purchase Price allocated to him in accordance with Clause 5 above.

2. During the first year subsequent to signing this deed, the Buyer agrees that, except for the final submission at the end of this period, it will submit claims only when the aggregate amount is greater than 25,000 deutsche marks.

3. For the second and third years subsequent to the signing of this deed, the Buyer agrees to following:

     (a) the Buyer will submit only claims which individually exceed 25,000 deutsche marks or multiple claims which in aggregate exceed 100,000 deutsche marks;

     (b) for all claims, the Warrantors will be liable for 75% of the claim for the initial amount up to 50,000 deutsche marks, and 100% of the amount exceeding 50,000 deutsche marks;

     For claims arising from the breach of warranty and representation under Clause 11 subparas. 1, 2, 3, and 4, the Warrantors are liable for 100%.

4. The liability of the Warrantors shall be limited to a period of time of three years subsequent to the signing of this deed. This shall not apply to any liabilities resulting from fiscal or social security claims and obligations. The liability for fiscal or social security claims and obligations shall be limited in accordance with the statutory limitations.

5. For claims which exceed the Escrow Amount during the first year subsequent to the signing of this deed and for claims after the first year, the Warrantors, at their option, can use the Harbinger common stock allocated to the Warrantors in accordance with this Agreement to satisfy claims resulting from this Agreement up to a maximum of 55% of the claim. For this purpose, the value of each share shall be deemed to be US $15.25 regardless of the Stock Market price.


Clause 15. Applicable Law.

1. This Agreement and all contracts deriving herefrom or connected herewith as well as the promissory note are subject to German law (without giving effect to its conflict of law rules) and the exclusive jurisdiction of the German courts.

2. The same applies to the Escrow Agreement envisaged by Clause 7 above, under which a mutually agreed to third party will act as escrow agent.

3. The Stock Ownership [and Securities] Agreements envisaged by Clause 10 above, and elsewhere in this Agreement, will, however, be governed by the laws of the State of New York, U.S.A. (without giving effect to its conflict of laws rules). Upon request of Buyer disputes shall be ruled by Arbitration proceedings which are to take place in Atlanta, Georgia, U.S.A. and to be conducted by the American Arbitration Association in accordance with theirs rules.


Clause 16. Right of Cancellation.

In the case of a material adverse change as set forth under Clause 11 subpara. 19 Buyer shall be entitled to cancel this Agreement. In the event of such cancellation no party shall have any liability to any other party. The guarantee herein given lapses 60 (sixty) days after signing of this deed.


Clause 17. Further Assurances.

From time to time at or after the conclusion of this Agreement, each of the parties hereto agrees to take, or cause to be taken, such further actions, to execute, deliver and file, or cause the same, such further documents and instruments, and to obtain consents, as may be necessary or reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.


Clause 18. HC Warranty.

HC herewith agrees to assume the following obligations of the Company:

1. Any obligation of the Buyer running to the Sellers 1 - 9 arising out of this agreement including its Exhibits.

2. Any obligation of the Company or its successor arising out of present or future employment agreements between the Company and any present or future employee with respect to remuneration payments.

The above mentioned obligations shall be assumed only to the advantage of the Sellers 1 - 9 and the respective employees but not to any third party. HC shall have and herewith be granted the power to represent the Company vis a vis any employee, e.g. HC shall have the right to terminate employment contracts on behalf of the Company.

Furthermore the obligations mentioned above under No. 2 shall be assumed only to the amount due until

(a) 2 years after signing this deed regarding the Sellers under 1 (Dr. J. Karszt) and 2 (Mr. H. Grimm);

(b)  1 year after signing this deed regarding all other employees.


Clause 19. HC Obligation.

HC herewith agrees vis a vis the Buyer to effect all actions neccessary or expedient to enable

Buyer to satisfy Buyer's and Company's obligations resulting from loans existing and in effect as of the Closing date granted by banks to a maximum of 450,000 deutsche marks and within the limits of ordinary business and at market conditions for a period of 2 (two) years after signing this deed or upon full satisfaction of the obligation, whichever is sooner. Any obligation resulting from sentence 1 shall exclusively be to the advantage of the Seller under 1 and nothing herein shall be deemed to grant any right whatsoever to any other party but the Seller under 1.


Clause 20. Definitions.

Certain terms and expressions used in this Agreement are defined as follows:
"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, under common control with or related within the meaning of Section 15 of the German Tax Code (AO) to such other Person.

"Agreement" means this agreement.

"Closing" or "Closing Date" means the date of signing this deed.

"Employee Benefit Plan" means any:

(1)  nonqualified deferred compensation or retirement plan or arrangement;

(2)  qualified defined contribution retirement plan or arrangement;

(3)  qualified defined benefit retirement plan or arrangement; and

(4)  fringe benefit plan or program.

"Harbinger-Germany Business Unit" means the surviving operating business entity after Closing which combines the operations of the Company and Harbinger GmbH. "Intellectual Property" means:

(1) all inventions (whether patentable or unpatentable and whether or not reduced to practice and the record of conception documentation relating thereto), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, divisions, continuations, renewals, continuations-in-part, revisions, extensions, and reexaminations thereof;

(2) all trademarks, service marks, certification marks, collective marks, trade dress, trade styles, logos, trade names, company names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, recordings and renewals in connection therewith;

(3) all copyrightable works, all copyrights, rights and interests in copyrights, moral rights, and all applications, registrations, recordings and renewals in connection therewith;

(4) all mask works and all applications, registrations, recordings and renewals in connection therewith;

(5) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);

(6)  all computer software (including data and related documentation);

(7)  all other proprietary rights;

(8)  all copies and tangible embodiments thereof (in whatever form or medium);

(9) all income, royalties, damages or payments now and hereafter due and/or payable under any of the foregoing with respect to any of the foregoing and the right to sue for past, present or future infringements of any of the foregoing;

(10) all licenses with respect to any of the foregoing; and

(11) all rights corresponding to any of the foregoing throughout the world.

"Loss" means loss determined in accordance with German Generally Accepted Accounting Principles.

"Person" means any individual, corporation, partnership, limited partnership, limited liability company, trust, entity or unincorporated organization or a government or any agency or political subdivision thereof.

"Revenues" shall be understood as defined under Clause 3 (consideration) subpara 3 above if not otherwise stated.


"Shareholder Representative" shall be Dr. Jakob Karszt who is hereby authorized to receive all documents, stock certficates, funds, payments and other consideration as set forth in this agreement and the Subscription Agreement as set forth therein, and who agrees to distribute them to the appropriate Seller or Sellers in accordance with this agreement. The Shareholder Representative shall also be the only authorized person to notify the Company or HC as to any matters for which notice is to be given under this agreement, the Subscription Agreement or any agreement mentioned herein or in the Exhibits. The Sellers under 1-9 may mutually recall Dr. Jakob Karszt as Shareholder Representative and simultaneously appoint another Seller under 1-9 instead of Dr. Jakob Karszt as the new Shareholder Representative. The replacement shall be valid only after written notification by certified mail to the last given address of Harbinger Corporation in written form.


"Social security contribution" means any contribution in respect of health and unemployment insurance, pensions and nursing care.

"Tax" or "Taxes" means any governmental, federal, state, local, foreign or other income, gross receipts, profits, franchise, license, transfer, sales, use, payroll, withholding, occupation, property (real or personal), excise and similar taxes, fees, duties, assessments, withholdings or governmental charges of any nature (including interest, penalties or additions to such taxes).

"Tax Returns" means all returns, reports, estimates, information returns and statements of any nature with respect to Taxes.


Clause 21.

Attached to this agreement and forming an integral part thereof are the following exhibits:


Exhibits
- --------
- -Exhibit 1:   Shareholder Earnout Plan

- -Exhibit 2:   List of Shareholders and Purchase Prices

- -Exhibit 3:   Promissory Note

- -Exhibit 4:   Form of Subscription Agreement

- -Exhibit 5:   Escrow Agreement

- -Exhibit 6:   Liabilities assumed by the Sellers under 1-9


- -Exhibit 7:   Insider Trading Policy

- -Exhibit 8:   List of documents submitted in the course of the due diligence investigation

- -Exhibit 9:   Intellectual Property

- -Exhibit 10:  Employee Benefit Plans

- -Exhibit 11:  List of employees and Managing Directors

- -Exhibit 12:  Accounts Payable and Accounts Receivable of the Sellers

- -Exhibit 13:  Licensed Third Party Software

- -Exhibit 14:  Material Contracts

- -Exhibit 15:  Form of Warrant

- -Exhibit 16:  Forms of Management Employment Agreements

- -Exhibit 17:  Insurance

- -Exhibit 18:  Bank accounts

- -Exhibit 19:  Real Property

- -Exhibit 20:  Form of Legal Opinion

- -Exhibit 21:  Documentation evidencing the intellectual property rights.

- -Exhibit 22:  Documentation evidencing license rights.


- -Exhibit 23:  Notarized consents according to sec. 1365 BGB

- -Exhibit 24:  Letter of the Seller under 1 dated April 19, 1996

- -Exhibit 25:  Financial Statements of the Unlimited Partner as of 12/31/95 & 12/31/96

- -Exhibit 26:  Financial Statements of the Company as of December 31, 1995, and December 31, 1994.




Clause 22

Within two months after signing this deed, Buyer will have prepared by KPMG Munich a translation of the pages 1 to 39 of this deed (but not of any of the exhibits attached). The Buyer and the Sellers under 1-9, the latter represented by the Shareholder Representative, shall mutually agree on this translation being correct. In the case any court needs to be provided with a translation of this deed, the aforementioned translation shall be submitted to the court.

In the case that such agreement cannot be achieved within thirty days subsequent to the first delivery of the translation to both the Buyer and Shareholder Representative, the English version of this deed shall prevail for all court proceedings. This shall be limited to those parts of the translation of this deed, which could not be agreed upon within the above mentioned deadline.

Costs incurred through the above mentioned translation shall be born as follows:

(a)   The initial 15,000.00 deutsche marks plus VAT by the Sellers under 1-9;

(b)   Any amount exceeding 15,000.00 deutsche marks net plus VAT by the Buyer;

                                       IV

                            SHAREHOLDERS RESOLUTION

The Sellers under 1-6 are the sole shareholders of the Unlimited Partner and hold the following shares in the nominal amount of DM 72,000.00 in the Unlimited Partner:


     a) share 1:  DM   28,000.00
     b) share 2:  DM    8,000.00
     c) share 3:  DM    8,000.00
     d) share 4:  DM    6,000.00
     e) share 5:  DM    4,000.00
     f) share 6:  DM   18,000.00
                  --------------
                  DM   72,000.00

The Sellers under 1-6 herewith hold a shareholders' meeting of the Unlimited Partner, renouncing all time and formal requirements of the call as provided by law or the Articles of Association of the Unlimited Partner, at which the following resolutions are passed by unanimous vote:

1.   Mr. Theodore E. Ciochon

     having his business address at:
     Harbinger N.V.
     Antareslaan 27
     NE-2132 JE Hoofddorp

     is appointed further general manager of the Unlimited Partner with immediate effect.

2. Both Mr. Theodore E. Ciochon and Dr. Jakob Karszt shall have the power of sole representation.

This concludes the shareholder's meeting.

                                       V.

                                  Severability


Should any of the provisions of this deed be invalid or unenforceable, this shall not affect the declarations made as a whole. The invalid or unenforceable provisions shall be replaced by such provisions which come closest to the economic purpose of the invalid or unenforceable provisions in a permissible way.

                                      VI.

                                 Miscellaneous


Each of the following parties shall receive a certified copy of this document:

- -    the Sellers under 1-9,

- -    the Unlimited Partner,

- -    the Company,

- -    Harbinger Corporation, U.S.A.,

- -    the Buyer,

- -    KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft
     Wirtschaftsprufungsgesellschaft, attn. Dr. Karl Hamberger

- -    Rechtsanwalt Michael Bartsch, Bahnhofstr. 10, 76137 Karlsruhe





Subject to Clause 22 above this Agreement shall be governed solely by its English wording.


WARRANTS

Warrants for HC common stock as follows and solely in accordance with the terms of the Warrant Agreement and the restrictions in the Subscription Agreement at Exhibits and ___:

- -    20,000 shares to be allocated among the various Sellers in accordance with
     Clause 4 of this

     DPA;

- -    Warrant term: 5 years;

- -    Granted at a price calculated in accordance with clause 6 subpara. 3 of this DPA;

- -    Options will be exerciseable as of April 19, 1996;

- -    Any shares exercised are subject to the provisions of Clause 10 of this DPA
     ("Stock Ownership and Buyback Provisions").



Read out aloud by the notary public, consented to and signed by the present persons as follows:

  /s/ Harold Thoss                          /s/ Theodore Ciochon
- ------------------------                 -------------------------
Notary Public                            Theodore Ciochon
                                         Harbinger Corporation


  /s/ Dr. Jakob Karszt
- ------------------------
Jakob Karszt
Inovis GmbH & Co.

                EXHIBITS TO DEFINITIVE PURCHASE AGREEMENT (DPA)



Exhibit 01:  *    Shareholder Earnout Plan

Exhibit 02:  *    List of Shareholders and Purchase Prices

Exhibit 03:  *    Promissory Note

Exhibit 04:       Form of Subscription Agreement

Exhibit 05:  *    Escrow Agreement

Exhibit 06:  *    Liabilities assumed by the Sellers under 1 - 9

Exhibit 07   *    Insider Trading Policy

Exhibit 08:  *    List of documents submitted in the course of the due Diligence investigation

Exhibit 09:  *    Intellectual Property

Exhibit 10:  *    Employee Benefit Plans

Exhibit 11:  *    List of employees and Managing Directors

Exhibit 12:  *    Accounts Payable and Accounts Receivable of the Sellers

Exhibit 13:  *    Licensed Third Party Software

Exhibit 14:  *    Material Contracts

Exhibit 15:       Form of Warrant

Exhibit 16:  *    Forms of Management Employment Agreements

Exhibit 17:  *    Insurance

Exhibit 18:  *    Bank accounts

Exhibit 19:  *    Real Property

Exhibit 20:  *    Form of legal opinion

Exhibit 21:  *    Documentation evidencing the intellectual property rights

Exhibit 22:  *    Documentation evidencing license rights

Exhibit 23:  *    Notarized consents according to sec. 1365 BGB

Exhibit 24:  *    Letter of the Seller under 1 dated April 19, 1996

Exhibit 25:  *    Financial Statements of the Unlimited Partner as of 12/31/95 & 12/31/96

Exhibit 26:  *    Financial Statements of the Company as of December 31, 1995 and
                  December 31, 1994



* Denotes exhibits not filed with this 8-K dated May 2, 1996. Harbinger Corporation agrees to furnish supplementally a copy of omitted schedules to the Securities and Exchange Commission upon request.

                                                                       EXHIBIT 4

                           SUBSCRIPTION AGREEMENT AND
                      INVESTOR SUITABILITY REPRESENTATIONS
                                 (REGULATION S)
                           (MANAGEMENT SHAREHOLDERS)
                   __________________________________________


                             HARBINGER CORPORATION

ISSUE DATE:  _________________
INVESTOR:  _________________

     THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS. THE SECURITIES CANNOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

     THIS SUBSCRIPTION AGREEMENT is made and entered into between HARBINGER CORPORATION, a corporation organized under the laws of the State of Georgia, U.S.A. (herein referred to as the "Company") and ______________________________
_________________________________, an individual residing in Germany
("Investor") in connection with the transactions contemplated by that certain Definitive Purchase Agreement dated April ____, 1996, among the Investor and the other parties thereto (the "DPA"). By executing this Subscription Agreement, Investor acknowledges that Investor understands that the Company is relying upon the accuracy of the representations and warranties of Investor contained herein in complying with its obligations under applicable securities laws.

                            I. TERMS OF SUBSCRIPTION

     1. SUBSCRIPTION TO ACQUIRE SECURITIES. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, (i) _________________ shares of the U.S. $.0001 par value per share common stock of the Company ("Closing Shares"), (ii) an additional __________ shares of common stock par value U.S. $.0001 per share of the Company ("Common Stock") to be delivered to an escrow agent pursuant to the terms of that certain Escrow Agreement (the "Escrow Agreement") dated April ___, 1996, among the Investor and the other parties thereto (the "Escrow Shares"), (iii) an additional indeterminable number of shares of Common Stock which may be issued to Investor pursuant to the terms of Clause 3(4) of the DPA (the "Earnout Shares"), and (iv) a Warrant to purchase up to _________ shares of Common Stock (any shares actually issued in accordance with the Warrant shall be the "Warrant Shares") (collectively, the Closing Shares, Escrow Shares, Earnout Shares, the Warrant, and Warrant Shares are referred to as the "Securities"). Execution of this Subscription Agreement by Investor shall constitute an offer by Investor to subscribe to acquire the Securities. The subscription shall be on the terms and conditions specified herein. The Securities shall be issued for the consideration and in accordance with the terms and conditions set forth in the DPA with respect

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to the purchase by an affiliate of the Company of all of the shares of INOVIS
Verwaltungs GmbH and all of the limited partner interests of INOVIS GmbH & Co. computergestutzte Informationssysteme.

     2.    INVESTOR'S REPRESENTATIONS AND WARRANTIES.

     Investor represents and warrants to, and covenants with, the Company as follows:

           A. Investor (i) will be the sole party in interest as to the Securities subscribed for and is acquiring the Securities for Investor's own account, for investment only and not with a view toward the resale or distribution thereof, (ii) received this Subscription Agreement outside of the United States, and executed and delivered this Subscription Agreement outside of the United States, and (iii) is not a "U.S. Person" as defined by Regulation S promulgated under the Securities Act ("Regulation S").

           B. Investor understands that Investor must bear the economic risk of this investment for an indefinite period of time because the Securities are not registered under the Securities Act or under German securities laws or the securities laws of any other jurisdiction. Investor has been advised that the Securities are not being registered under the Securities Act upon the basis that the transactions involving their sale are exempt from such registration requirements as transactions made outside the United States in reliance on Regulation S, and that reliance by the Company on such exemptions is predicated in part on Investor's representations set forth in this Subscription Agreement. Investor further understands that, except as specifically stated herein, the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or its dissemination to the public of any current financial or other information concerning the Company, as may be required as a condition for the unregistered resale of restricted securities.

          C. In connection with Investor's purchase of the Securities, no oral or written representations or warranties have been made to Investor, except as specifically stated in the DPA or herein. Investor acknowledges receipt of the following information relating to the Company: The Company's 1995 Annual Report, Form 10-K for its fiscal year 1995, Proxy Statement for Annual Meeting of Shareholders on May 8, 1996, and Description of Capital Stock. To date, the Company has made all filings required to be made by it with the Securities and Exchange Commission under the Exchange Act, and all such filings conform in all material respects as to content with the requirements of such Act. The financial statements of the Company contained in such filings (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis and fairly present the information purported to be shown therein, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments. Each such filing did not, on the date of filing with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


          D. Investor is familiar with the business in which the Company is engaged and, based upon Investor's knowledge and experience in financial and business matters, Investor is familiar with investments of the sort that Investor is undertaking herein.


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          E.    To the extent Investor has deemed necessary, Investor has
consulted with Investor's attorney, financial advisors and others regarding all financial, securities and tax aspects of the proposed investment, and that said advisors have reviewed this Subscription Agreement and all documents relating hereto on Investor's behalf. Investor and Investor's advisors have sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risks and merits of an investment in the Company, to make an informed investment decision with respect thereto, and to protect Investor's interest in connection with Investor's subscription without need for the additional information which would be required to be included in more complete registration statements effective under the Securities Act or under the laws of other jurisdictions.

          F. Investor and Investor's advisors have had an opportunity to ask questions of and to receive answers from the executive officers of the Company and to obtain additional information in writing to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense: (i) relative to the Company and the subscription for the Securities; and (ii) necessary to verify the accuracy of any information, documents, books and records furnished. All such materials and information requested by Investor and Investor's advisors (including information requested to verify information previously furnished) have been made available and examined by Investor or Investor's advisors.

          G. Investor agrees that Investor will not attempt to sell, offer for sale or transfer the Securities unless a registration statement under the Securities Act with respect to the Securities is then in effect or the Company or its transfer agent has received an opinion of counsel satisfactory to the Company or its transfer agent and their respective counsel in their reasonable judgment stating that such disposition does not require registration under, and is otherwise in compliance with, the Securities Act and applicable state and foreign securities laws, rules, regulations and ordinances. Investor consents to the placement of the following legend on any certificates or documents representing any of the Securities:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") BUT HAVE BEEN OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR THE CORPORATION OR ITS TRANSFER AGENT HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION OR ITS TRANSFER AGENT AND THEIR RESPECTIVE COUNSEL IN THEIR REASONABLE JUDGMENT STATING THAT SUCH DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH ALL APPLICABLE FOREIGN AND STATE SECURITIES LAWS, RULES, REGULATIONS AND ORDINANCES.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUBSCRIPTION AGREEMENT MADE AS OF APRIL _____, 1996. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

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     Investor is aware that the Company will make a notation in its appropriate records, and notify its transfer agent, with respect to the restrictions on the transferability of the Securities. To the extent Investor is or becomes an employee of the Company or one of its affiliates, Investor agrees to comply with the Insider Trading Policies that may be promulgated by the Company with regard to inside information and the restrictions on use of non-public information regarding the Company and its affiliates; provided, however, that such policies shall not apply to Registrable Securities (defined below) during the period that such Securities are covered by any effective registration statement, and shall not impair any rights of the Investor arising under any other provision of this Subscription Agreement.

          H. Investor agrees that notwithstanding anything to the contrary contained in this Subscription Agreement, Investor shall not sell, offer for sale, or transfer more than _________ of the shares of Common Stock subscribed hereby and issued to Investor (adjusted as necessary to reflect any stock splits, reverse-splits, dividends and recapitalizations affecting the outstanding shares of Common Stock generally) during any period of 365 consecutive days.

     3. INDEMNIFICATION. Investor shall indemnify and hold harmless the Company, any affiliated corporation or entity, the partners, officers, directors and employees of any of the foregoing and any professional advisors thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation made by Investor, any breach of any of Investor's representations or warranties, or any failure by Investor to fulfill any of its covenants or agreements under Section 2 of this Subscription Agreement.

     4.   REGISTRATION RIGHTS.

          A. DEFINITIONS. As used in this Section 4, the following terms shall have the following respective meanings:

                "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                "Holder" shall mean any person owning Registrable Securities, including any person within the Holder Class (defined below) and any such person to whom the rights under this Section 4 have been transferred in accordance with
Section 5.C hereof; provided however, that the Escrow Agent under the Escrow Agreement shall not be deemed a Holder.

                "Participating Holders" shall mean all Holders who request that Registrable Securities held by them be included in any registration, qualification or compliance pursuant to Section 4.B, C or D hereof.

                The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.


                "Registrable Securities" shall mean the Closing Shares, the Escrow Shares, the Earnout Shares and Warrant Shares, but only to the extent they are owned and held by Investor or an assignee of this Subscription Agreement; provided however, that (i) Registrable

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Securities shall not include shares held by the Escrow Agent pursuant to the terms of the Escrow Agreement and (ii) shares of Common Stock shall only be treated as Registrable Securities if and for so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; and provided, further, that any Escrow Shares, Earnout Shares and Warrant Shares not yet held by Investor or such assignee shall constitute Registrable Securities for purposes of any registration statement as long as such shares are held by Investor or such assignee at the time of the sale of such shares pursuant to such registration statement. Investor or such assignee may sell such shares pursuant to an effective registration filed pursuant to this Subscription Agreement without holding such shares any earlier than the time of the sale of such shares pursuant to such registration statement.

          B.    REGISTRATION ON FORM S-3.

                (1) S-3 Registration. Not later than October 19, 1996, the Company shall file a Registration Statement to register all Registrable Securities then owned by Holder on a Form S-3 registration statement under the Securities Act for public sale in accordance with the method or methods of disposition specified by the Holder, which methods may include an at the market offering, whether or not through brokers that are members of the National Association of Securities Dealers, Inc. (the "NASD") (a "Shelf Registration"); provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 4.B:

                       (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service or process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                       (B) If a registration on Form S-3 under the Securities Act is not available to the Company for such offering; or

                       (C) If the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer or the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future; but in such case the Company's obligation to use its best efforts to register, qualify or comply under this Section 4.C. shall be deferred for a period not to exceed ninety (90) days, and the Company shall not exercise its right under this clause to defer such obligation more than once.

                (2) At the request of the Company, prior to filing such registration statement, the Holder shall certify in writing to the Company: (i) the number of shares intended to be offered and sold pursuant to such registration statement; (ii) the present intention of the Holder to offer or cause the offering of such shares for sale; (iii) the nature or method of the proposed offer and sale thereof by the Holder; and (iv) the undertaking of the Holder to provide all such information and take all such action as may reasonably be required in order to permit the

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Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement.

                (3) It is hereby agreed that if the Company fails to fulfill its obligations to register the Registrable Securities pursuant to this
Section 4.B, the sole and exclusive liability of the Company and only remedy of any Holder shall be as provided in Clause 6(4) of the DPA.

                (4) UNDERWRITTEN OFFERINGS. If a majority (by number of shares) of the Holders participating in such registration intend to distribute Registrable Securities pursuant to a registration statement filed pursuant to Sections 4.B or 4.C by means of a firm commitment underwriting, they shall so advise the Company. The right of any Holder to registration pursuant to Section 4.B or Section 4.C shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested. Any underwriter or underwriters thereof shall be selected by the majority (by number of shares) of Holders participating in such underwriting, subject to the approval of the Company, which approval may be withheld for any reason or for no reason, but which approval shall not be withheld if the underwriter is Alex. Brown & Sons Incorporated, The Robinson-Humphrey Company, Inc., Hambrecht & Quist LLC, Montgomery Securities, Goldman, Sachs & Co., Robertson, Stephens & Company, L.P., or Morgan Stanley & Co., Incorporated; provided that if the Company is contractually obligated to use a specific underwriter or underwriters, such underwriter or underwriters shall be selected. Upon request of the underwriters, the Company shall (together with all Holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Holders, subject to the approval of the Company, which approval shall not be unreasonably withheld. The following provisions shall apply to any such underwriting:

                       (A) Notwithstanding any other provision of this Section, if the managing underwriter of such underwritten offering determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Company in writing, then the Company shall so advise all Participating Holders of the number of shares of Registrable Securities that, according to the managing underwriter, may be included in the registration, and the underwriting shall be allocated among all such Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing of the registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

                       (B) If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration.

                       (C) If the managing underwriter has not limited the number of shares of Registrable Securities to be underwritten, the Company may include shares of Common Stock for its own account or the account of others in such registration in accordance with Section 4.B, if the managing underwriter so agrees and if the number of shares of Registrable Securities

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
which would otherwise have been included in such registration and underwriting will not thereby be limited.

                       (D) Notwithstanding the foregoing, if the Company intends to offer its own shares of Common Stock in the underwritten offering and if the managing underwriter limits the number of shares of Registrable Securities and the Company's shares of Common Stock to be underwritten, then in connection with such underwriting the number of shares of Common Stock and Registrable Securities that may be included in such underwriting shall be allocated first to the Participating Holders as set forth in subdivision (A) above and, if additional shares may be sold, such additional shares shall be allocated to the Company.

                (5)    If a registration statement filed pursuant to this
Section 4.B does not become effective after the Company has commenced preparation of such registration statement by reason of either (a) the withdrawal from such registration, prior to effectiveness, by Holders of a majority (by number of shares) of the Registrable Securities participating in such registration (other than a withdrawal based upon the advice of counsel relating to a matter primarily with respect to disclosure relating to the Company) or (b) because the offering is prevented by the Commission, through injunction or other order or requirement of the Commission or other governmental agency or court for any reason directly related to the act or omission of any one or more Participating Holders, then the Company's obligations under this
Section 4.B shall be deemed to have been satisfied unless such Holders shall have elected to pay all costs and expenses incurred by the Company in connection with such registration including, but without limitation, the costs and expense to the Company for its personnel who participated in the preparation and filing of such Registration Statement (determined based upon actual payroll and benefit costs to the Company for the time expended in such participation). In such event the Company shall recommence efforts to file such registration statement on Form S-3 at the earliest practicable time requested by the Participating Holders. Notwithstanding the foregoing, the obligations of the Company hereunder shall be deemed not satisfied (i) if the offering is prevented by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than by reason of some act or omission of any Holder of Registrable Securities participating in such registration or (ii) if the conditions to closing agreed to by the Company specified in any underwriting agreement entered into in connection with such registration are not satisfied by reason of a breach by the Company of its covenants contained therein.

          C.    REQUESTED REGISTRATION.

                (1) Request for Registration. The Holders of a majority (by number of shares) of the Common Stock issued pursuant to the terms of the DPA and subject to the terms of subscription agreements with the Company dated of even date herewith (all such Holders being referred to herein as the "Holder Class"), shall have a one-time right to request one (1) registration of Registrable Securities for the Holder Class (a "Registration Request"). Upon receipt of a Registration Request, the Company shall:

                       (i) within ten (10) days of the receipt thereof, give written notice of the proposed registration, qualification or compliance to all members of the Holder Class; and

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                       (ii)   as soon as practicable within sixty (60) days
after receipt of the Registration Request, use its best efforts to register all Registrable Securities then owned by Holder, for which the Holder has requested registration, for public sale in accordance with the method or methods of disposition specified by the Holder, which methods may include an at the market offering, whether or not through brokers that are members of the NASD; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 4.C:

                              (A)    During the effectiveness of and prior to
the later of the date one hundred eighty (180) days immediately following the termination date of effectiveness of a registration statement pertaining to the public offering of securities of the Company filed pursuant to Section 4.B;

                              (B)    During the effectiveness of and prior to
the later of the date ninety (90) days immediately following the termination date of effectiveness of a registration statement pertaining to the public offering of securities of the Company filed pursuant to Section 4.D, in which the Holder Class has the opportunity to participate without any limitations as to the number of shares imposed by the underwriter; or

                              (C)    If the Company shall furnish to such
Holders a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future; but in such case the Company's obligation to use its best efforts to register, qualify or comply under this Section 4.C shall be deferred for a period not to exceed ninety (90) days, and the Company shall not exercise its right under this clause to defer such obligation more than once in any twelve month period.

                (2)    Registration Statement Form.  Registrations under this
Section 4.C shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified by the Holders. In addition to the required information, the Company agrees to include in any such registration statement all information with respect to the Company which the Holders participating in such registration shall reasonably request from time to time in writing and which is customarily found in registration statements; provided that the inclusion of such information does not create an undue burden to the Company.

                (3) A registration statement requested under this Section 4.C which does not become effective after the Company has commenced preparation of such registration statement by reason of the withdrawal from such registration, prior to effectiveness, by Holders of a majority (by number of shares) of the Registrable Securities participating in such registration (other than a withdrawal based upon the advice of counsel relating to a matter primarily with respect to disclosure relating to the Company) shall be deemed to satisfy the Company's obligation to register once upon request of Holders unless such Holders shall have elected to pay all costs and expenses incurred by the Company in connection with such registration including, but without limitation, the costs and expense to the Company for its personnel who participated in the preparation and filing of such Registration Statement (determined based upon actual payroll and benefit costs to the Company for the time expended in such participation). Notwithstanding

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the foregoing, such obligation shall be deemed not satisfied (i) if the offering is prevented by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than by reason of some act or omission of any Holder of Registrable Securities participating in such registration or (ii) if the conditions to closing agreed to by the Company specified in any underwriting agreement entered into in connection with such registration are not satisfied by reason of a breach by the Company of its covenants contained therein.

          D.    PIGGY-BACK REGISTRATION.

                (1) In addition to the Company's obligations under Sections 4.B and 4.C hereof, if the Company at any time proposes to register for sale for cash any of its Common Stock or other equity securities under the Securities Act, whether for its own account or for the account of other security holders or both, the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holders, as described below, to the extent requisite to permit the disposition (if not an underwritten offering, in accordance with the intended method or methods thereof as aforesaid to the extent permitted by the registration form being used by the Company) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement that covers the securities which the Company proposes to register. The Company shall give prompt notice to the Holders specifying the form and manner, underwriting discount, commissions and other relative facts involved in such proposed registration. Upon the request of any Holder delivered to the Company within twenty (20) days of giving of such notice (which request shall specify that the Registrable Securities held by such Holder may be included in such registration), the Company shall include such Registrable Securities held by such Holder requested to be included in such registration; provided, however, that

                       i. If, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities (but not from its obligation to pay any registration expenses otherwise required to be paid by it in connection therewith); and

                       ii. If the managing underwriter in any underwritten offering under this Section 4.D shall determine and advise the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all of the Holders of the number of shares of Registrable Securities that may be included in the registration, and the underwriting shall be allocated first to the Company and, if additional shares may be sold, such additional shares shall be allocated among all selling security holders (including, but not limited to, the Holder Class) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities initially sought to be registered by such selling security holders in connection with such registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.


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                (2)    If any Holder disapproves of the terms of any
underwriting proposed under this Section 4.D, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration.

          E. COMPANY OBLIGATIONS. At its expense, the Company will use its reasonable best efforts to:

                (1) Keep any registration statement required to be filed by it pursuant this Section 4 effective for a period of ninety (90) days or until Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock of the Company and provided, further, that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company will notify each Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                (2) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for a period of not less than ninety (90) days or such shorter period that will terminate when all shares of the securities covered by such registration statement have been sold (but such shorter period will not expire before the expiration of the applicable prospectus delivery period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor provision thereto, thereunder, if applicable) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Participating Holders set forth in such registration statement;

                (3) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

                (4) Notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                (5) Cause all such Registrable Securities registered pursuant hereunder to be listed on the national securities exchange (or designated for trading on The Nasdaq Stock Market) on which the Company's Common Stock is then listed;

                (6) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                (7) register or qualify all Registrable Securities included in such registration statement under such other securities laws or "blue sky" laws of such reasonable number of United States jurisdictions as any Participating Holder or any underwriter, if any, of the Registrable Securities being sold by such Holders shall reasonably request, and keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and to do any and all other things that may be reasonably necessary or advisable to enable such Holders and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holders; provided that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this subdivision (7), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

                (8) cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders thereof to consummate the disposition of such Registrable Securities;

                (9) furnish to each Participating Holder a signed counterpart, addressed to each such Holder (and the underwriters, if any) of (A) an opinion of counsel for the Company customary for transactions similar to the transactions contemplated by this Subscription Agreement, which shall be dated and delivered as of the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory to the Holders of a majority of the Registrable Securities being sold, and (B) if the offering evidenced by the registration statement includes an underwritten offering, a "comfort letter," dated the effective date of such registration statement and a comfort letter dated the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, reasonably satisfactory to the underwriters, and covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in "comfort letters" of issuer's accountants delivered to the underwriters in underwritten public offerings of securities;

                (10) enter into such customary agreements (including an underwriting agreement in customary form) in order to expedite or facilitate the disposition of such shares, including indemnification in the form set forth in
Section 4.G hereof;

                (11) make available for inspection by any Participating Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Participating Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such person in connection with such registration statement (provided that the Company shall be required to afford such access only after the receipt of confidentiality agreements containing customary provisions in form and substance which are reasonably acceptable to the Company);

                (12) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first day of the Company's first full fiscal quarter ending after the effective date of such registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any successor provision thereto) thereunder; and

                (13) in connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Section 4, give the representative of the Participating Holders' underwriters, if any, and such Participating Holders' and such underwriters' respective counsel and accountants, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto.

          F. COSTS AND EXPENSES. The Holders agree to pay all of the underwriting discounts and commissions, transfer taxes, and their own counsel fees with respect to the securities owned by them being registered, whether or not any registration shall become effective under the Securities Act. The Company will pay all other costs and expenses in connection with such registration statement including, without limitation, the fees and expenses of counsel for the Company, the fees and expenses of the Company's accountants, NASD fees and all other costs and expenses incident to the preparation, printing and filing under the Securities Act of any such registration statement, each prospectus and all amendments and supplements thereto, the costs incurred in connection with the qualification of such securities for sale in such reasonable number of states as Holder has designated, including fees and disbursements of counsel for Holder, and the costs of supplying a reasonable number of copies of the registration statement, each preliminary prospectus, final prospectus and any supplements or amendments thereto to Holder. Notwithstanding the foregoing, in the event that the Participating Holders shall determine that any offering pursuant to a registration statement required to be filed pursuant to Section 4.B or 4.C shall be a firm commitment underwritten offering and if the Company does not include any securities to be offered and sold by it in such registration statement, then the Participating Holders shall pay their relative percentage (equal to their percentage of the total number of shares being registered) of all "incremental personnel costs" incurred by the Company. For the purposes hereof, the term "incremental personnel costs" shall mean the amount (which shall be estimated by the Company in good faith) by which the costs to the Company for its personnel who shall participate in the preparation and filing of such firm commitment registration statement shall exceed the costs for such participating personnel that would have been incurred by the Company if such registration statement had not been a firm commitment underwritten offering. Personnel costs shall include only actual payroll and benefits cost to the Company, and shall be allocated on a proportionate basis for the amount of time expended by such personnel.

          G. COMPANY INDEMNIFICATION. The Company will indemnify Holder, each of its officers, directors and partners, and each person controlling Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this
Section 4, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act (the "Company Indemnitees"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, and reimburse the Company Indemnitees for reasonable out-of-pocket legal expenses incurred by them in connection with investigating any such claims or defending any such actions, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance; or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or based on any violation (or alleged violation) by the Company of any provision of the Securities Act, or any rule or regulation promulgated under the Securities Act, applicable to the Company in connection with any such registration, qualification or compliance; provided that the Company shall not be liable to any of the Company Indemnitees in any such case to the extent that any such expense, claim, loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Holder through an instrument executed by such Holder that was marked or otherwise identified to show that it was for use specifically in preparation of such registration statement, prospectus, offering circular or other document.

          H. INVESTOR INDEMNIFICATION. Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Holder through an instrument executed by such Holder that was marked or otherwise identified to show that it was for use specifically in preparation of such registration statement, prospectus, offering circular or other document .

          I.    CONTRIBUTION.  If the indemnification provided for in this
Section 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          J. UNDERWRITING AGREEMENT TO CONTROL. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into by a Holder in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

          K. SURVIVAL. The obligations of the Company and the Holder under this Section 4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4 or otherwise.

          L. NO OBLIGATION TO REGISTER SECURITIES WHICH MAY BE SOLD PURSUANT TO RULE 144. Notwithstanding anything to the contrary contained in this Section 4, the Company shall have no obligation to register any Registrable Securities which are eligible for sale to the public pursuant to Rule 144 or any other applicable statute, rule or registration governing the resale of restricted securities.

          M. COMPANY MAY GRANT REGISTRATION RIGHTS TO OTHER SECURITIES. Nothing herein shall be deemed to prohibit the Company from granting registration rights with respect to any of the securities of the Company to any other holder of the Company's securities.

          N. PROVISION OF INFORMATION BY INVESTOR. All Holders shall promptly provide to the Company one or more executed and notarized instruments including all information about the Holder reasonably requested by the Company from time to time in order for the Company to prepare and file all registration statements required to be filed by it pursuant to this Section 4. The Company shall have no responsibility or liability to any Holder for any delay or failure to comply with the Company's obligations under this Section 4 to the extent that such failure results from the failure by any one or more Holders to promptly provide such instruments and information.

          O. INVESTOR'S AGREEMENT TO ENTER INTO LOCK-UP AGREEMENT. In the event that the Company at any time shall propose to register shares of its Common Stock for an underwritten sale to the public, the Investor agrees to enter into an agreement with the underwriter of such offering, on the same terms as may be reasonably required of all other holders of a stated minimum number of shares of Common Stock which are not registered for public sale under the Securities Act, on such terms and conditions as such underwriter shall request, whereby the Investor shall agree to refrain from making any public sale or distribution, including any sale pursuant to Rule 144 or Rule 144A, or any successor provisions, under the Securities Act, of the Company's Securities in the United States for a period of up to 180 days following the effective date of such registration statement; provided, however, that this paragraph shall not apply to Registrable Securities during the period of time that such Registrable Securities shall be covered by an effective registration statement, and shall not impair any rights of the Investor arising under any other provision of this Subscription Agreement.]

                5.     MISCELLANEOUS.

                       A. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, United States of America, without giving effect to the conflict of laws rules applicable therein.

                       B. This Subscription Agreement contains the entire agreement between the parties with respect to the subject matter thereof. The provisions of this Subscription Agreement may not be modified or waived except in writing.

                       C. This Subscription Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. Investor may assign its rights or interests in and under this Subscription Agreement, but only if: (i) the assignee agrees to comply and does comply with the terms of this Agreement.

                       D. This Subscription Agreement may be executed in two or more counterparts, each of which shall constitute an original. The Company shall retain one counterpart, and one counterpart shall be returned to Investor upon acceptance thereof by the Company.

                       E. During the period commencing on the date hereof and ending on the later of (i) the fifth anniversary of the date hereof or (ii) the second anniversary of the date of issuance of all Warrant Shares, the Company agrees to use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required by the Company under the Securities Act and the Exchange Act at any time it is subject to such reporting requirements and to furnish to a holder of Registrable Securities upon request a written statement of the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), a copy of the most recent annual or quarterly financial report of the Company, and the Company's most recent Report on Form 10-K and Proxy Statement to its shareholders, solely for the purpose of availing itself of any rule or regulation of the Commission allowing the holder to sell any such Registrable Securities without registration.

                IN WITNESS WHEREOF, Investor and the Company have executed this Subscription Agreement effective the issue date set forth above. By signing below, Investor represents that he has read and understands the warranties and representations set forth in this Subscription Agreement.

INVESTOR:

     [INVESTOR NAME]
- --------------------------------

- --------------------------------
Authorized Signature of Investor


INVESTOR'S PRINCIPAL PLACE OF BUSINESS AND TELEPHONE NUMBER (THIS IS THE ADDRESS AT WHICH PAYMENTS, IF ANY, WILL BE DELIVERED):


INVESTOR ADDRESS:

- ------------------------

- ------------------------


INVESTOR TELEPHONE:

- ------------------------



HARBINGER CORPORATION


By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

                           SUBSCRIPTION AGREEMENT AND
                      INVESTOR SUITABILITY REPRESENTATIONS
                                 (REGULATION S)
                              (OTHER SHAREHOLDERS)
                   __________________________________________


                             HARBINGER CORPORATION

ISSUE DATE:  _________________
INVESTOR:  _________________

      THE SECURITIES DESCRIBED HEREIN HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS. THE SECURITIES CANNOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED, EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

      THIS SUBSCRIPTION AGREEMENT is made and entered into between HARBINGER CORPORATION, a corporation organized under the laws of the State of Georgia, U.S.A. (herein referred to as the "Company") and ___________________________, an individual residing in Germany ("Investor") in connection with the transactions contemplated by that certain Definitive Purchase Agreement dated April ____, 1996, among the Investor and the other parties thereto (the "DPA"). By executing this Subscription Agreement, Investor acknowledges that Investor understands that the Company is relying upon the accuracy of the representations and warranties of Investor contained herein in complying with its obligations under applicable securities laws.

                            I. TERMS OF SUBSCRIPTION

      4. SUBSCRIPTION TO ACQUIRE SECURITIES. Investor hereby subscribes to acquire, upon the terms and conditions set forth in this Subscription Agreement, (i) _________________ shares of the U.S. $.0001 par value per share common stock of the Company ("Closing Shares"), (ii) an additional __________ shares of common stock par value U.S. $.0001 per share of the Company ("Common Stock") to be delivered to an escrow agent pursuant to the terms of that certain Escrow Agreement (the "Escrow Agreement") dated April ___, 1996, among the Investor and the other parties thereto (the "Escrow Shares"), (iii) an additional indeterminable number of shares of Common Stock which may be issued to Investor pursuant to the terms of Clause 3(4) of the DPA (the "Earnout Shares"), and (iv) a Warrant to purchase up to _________ shares of Common Stock (any shares actually issued in accordance with the Warrant shall be the "Warrant Shares") (collectively, the Closing Shares, Escrow Shares, Earnout Shares, the Warrant, and Warrant Shares are referred to as the "Securities"). Execution of this Subscription Agreement by Investor shall constitute an offer by Investor to subscribe to acquire the Securities. The subscription shall be on the terms and conditions specified herein. The Securities shall be issued for the consideration and in accordance with the terms and conditions set forth in the DPA with respect to the purchase by an affiliate of the Company of all of the shares of INOVIS Verwaltungs GmbH and all of the limited partner interests of INOVIS GmbH & Co. computergestutzte Informationssysteme.

      5.  INVESTOR'S REPRESENTATIONS AND WARRANTIES.

      Investor represents and warrants to, and covenants with, the Company as follows:

          A. Investor (i) will be the sole party in interest as to the Securities subscribed for and is acquiring the Securities for Investor's own account, for investment only and not with a view toward the resale or distribution thereof, (ii) received this Subscription Agreement outside of the United States, and executed and delivered this Subscription Agreement outside of the United States, and (iii) is not a "U.S. Person" as defined by Regulation S promulgated under the Securities Act ("Regulation S").

          B. Investor understands that Investor must bear the economic risk of this investment for an indefinite period of time because the Securities are not registered under the Securities Act or under German securities laws or the securities laws of any other jurisdiction. Investor has been advised that the Securities are not being registered under the Securities Act upon the basis that the transactions involving their sale are exempt from such registration requirements as transactions made outside the United States in reliance on Regulation S, and that reliance by the Company on such exemptions is predicated in part on Investor's representations set forth in this Subscription Agreement. Investor further understands that, except as specifically stated herein, the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), or its dissemination to the public of any current financial or other information concerning the Company, as may be required as a condition for the unregistered resale of restricted securities.

          C. In connection with Investor's purchase of the Securities, no oral or written representations or warranties have been made to Investor, except as specifically stated in the DPA or herein. Investor acknowledges receipt of the following information relating to the Company: The Company's 1995 Annual Report, Form 10-K for its fiscal year 1995, Proxy Statement for Annual Meeting of Shareholders on May 8, 1996, and Description of Capital Stock. To date, the Company has made all filings required to be made by it with the Securities and Exchange Commission under the Exchange Act, and all such filings conform in all material respects as to content with the requirements of such Act. The financial statements of the Company contained in such filings (or incorporated therein by reference) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis and fairly present the information purported to be shown therein, subject (in the case of interim unaudited financial statements) to normal year-end audit adjustments. Each such filing did not, on the date of filing with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          D. Investor is familiar with the business in which the Company is engaged and, based upon Investor's knowledge and experience in financial and business matters, Investor is familiar with investments of the sort that Investor is undertaking herein.

          E. To the extent Investor has deemed necessary, Investor has consulted with Investor's attorney, financial advisors and others regarding all financial, securities and tax aspects of the proposed investment, and that said advisors have reviewed this Subscription Agreement and all documents relating hereto on Investor's behalf. Investor and Investor's advisors have sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risks and merits of an investment in the Company, to make an informed investment decision with respect thereto, and to protect Investor's interest in connection with Investor's subscription without need for the additional information which would be required to be included in more complete registration statements effective under the Securities Act or under the laws of other jurisdictions.

          F. Investor and Investor's advisors have had an opportunity to ask questions of and to receive answers from the executive officers of the Company and to obtain additional information in writing to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense: (i) relative to the Company and the subscription for the Securities; and (ii) necessary to verify the accuracy of any information, documents, books and records furnished. All such materials and information requested by Investor and Investor's advisors (including information requested to verify information previously furnished) have been made available and examined by Investor or Investor's advisors.

          G. Investor agrees that Investor will not attempt to sell, offer for sale or transfer the Securities unless a registration statement under the Securities Act with respect to the Securities is then in effect or the Company or its transfer agent has received an opinion of counsel satisfactory to the Company or its transfer agent and their respective counsel in their reasonable judgment stating that such disposition does not require registration under, and is otherwise in compliance with, the Securities Act and applicable state and foreign securities laws, rules, regulations and ordinances. Investor consents to the placement of the following legend on any certificates or documents representing any of the Securities:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") BUT HAVE BEEN OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR THE CORPORATION OR ITS TRANSFER AGENT HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION OR ITS TRANSFER AGENT AND THEIR RESPECTIVE COUNSEL IN THEIR REASONABLE JUDGMENT STATING THAT SUCH DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH ALL APPLICABLE FOREIGN AND STATE SECURITIES LAWS, RULES, REGULATIONS AND ORDINANCES.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUBSCRIPTION AGREEMENT MADE AS OF APRIL _____, 1996. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

      Investor is aware that the Company will make a notation in its appropriate records, and notify its transfer agent, with respect to the restrictions on the transferability of the Securities. To the extent Investor is or becomes an employee of the Company or one of its affiliates, Investor agrees to comply with the Insider Trading Policies that may be promulgated by the Company with regard to inside information and the restrictions on use of non-public information regarding the Company and its affiliates; provided, however, that such policies shall not apply to Registrable Securities (defined below) during the period that such Securities are covered by any effective registration statement, and shall not impair any rights of the Investor arising under any other provision of this Subscription Agreement.

      6. INDEMNIFICATION. Investor shall indemnify and hold harmless the Company, any affiliated corporation or entity, the partners, officers, directors and employees of any of the foregoing and any professional advisors thereto, from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, to which they may become subject or which they may incur by reason of or in connection with any misrepresentation made by Investor, any breach of any of Investor's representations or warranties, or any failure by Investor to fulfill any of its covenants or agreements under Section 2 of this Subscription Agreement.

      4.  REGISTRATION RIGHTS.

          A. DEFINITIONS. As used in this Section 4, the following terms shall have the following respective meanings:

                "Commission" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                "Holder" shall mean any person owning Registrable Securities, including any person within the Holder Class (defined below) and any such person to whom the rights under this Section 4 have been transferred in accordance with
Section 5.C hereof; provided however, that the Escrow Agent under the Escrow Agreement shall not be deemed a Holder.

                "Participating Holders" shall mean all Holders who request that Registrable Securities held by them be included in any registration, qualification or compliance pursuant to Section 4.B, C or D hereof.

                The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                "Registrable Securities" shall mean the Closing Shares, the Escrow Shares, the Earnout Shares and Warrant Shares, but only to the extent they are owned and held by Investor or an assignee of this Subscription Agreement; provided however, that (i) Registrable Securities shall not include shares held by the Escrow Agent pursuant to the terms of the Escrow Agreement and (ii) shares of Common Stock shall only be treated as Registrable Securities if and for so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; and provided, further, that any Escrow Shares, Earnout Shares and Warrant Shares not yet held by Investor or such assignee shall constitute Registrable Securities for purposes of any registration statement as long as such shares are held by Investor or such assignee at the time of the sale of such shares pursuant to such registration statement. Investor or such assignee may sell such shares pursuant to an effective registration filed pursuant to this Subscription Agreement without holding such shares any earlier than the time of the sale of such shares pursuant to such registration statement.

          B.    REGISTRATION ON FORM S-3.

                (1) S-3 Registration. Not later than October 19, 1996, the Company shall file a Registration Statement to register all Registrable Securities then owned by Holder on a Form S-3 registration statement under the Securities Act for public sale in accordance with the method or methods of disposition specified by the Holder, which methods may include an at the market offering, whether or not through brokers that are members of the National Association of Securities Dealers, Inc. (the "NASD") (a "Shelf Registration"); provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
Section 4.B:

                       (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service or process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                       (B) If a registration on Form S-3 under the Securities Act is not available to the Company for such offering; or

                       (C) If the Company shall furnish to such Holders a certificate signed by the Chief Executive Officer or the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future; but in such case the Company's obligation to use its best efforts to register, qualify or comply under this Section 4.C. shall be deferred for a period not to exceed ninety (90) days, and the Company shall not exercise its right under this clause to defer such obligation more than once.

                (2) At the request of the Company, prior to filing such registration statement, the Holder shall certify in writing to the Company: (i) the number of shares intended to be offered and sold pursuant to such registration statement; (ii) the present intention of the Holder to offer or cause the offering of such shares for sale; (iii) the nature or method of the proposed offer and sale thereof by the Holder; and (iv) the undertaking of the Holder to provide all such information and take all such action as may reasonably be required in order to permit the Company to comply with all applicable requirements of the Commission and to obtain any desired acceleration of the effective date of such registration statement.

                (3) It is hereby agreed that if the Company fails to fulfill its obligations to register the Registrable Securities pursuant to this Section 4.B, the sole and exclusive liability of the Company and only remedy of any Holder shall be as provided in Clause 6(4) of the DPA.


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
                (4) UNDERWRITTEN OFFERINGS. If a majority (by number of shares) of the Holders participating in such registration intend to distribute Registrable Securities pursuant to a registration statement filed pursuant to Sections 4.B or 4.C by means of a firm commitment underwriting, they shall so advise the Company. The right of any Holder to registration pursuant to Section 4.B or Section 4.C shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested. Any underwriter or underwriters thereof shall be selected by the majority (by number of shares) of Holders participating in such underwriting, subject to the approval of the Company, which approval may be withheld for any reason or for no reason, but which approval shall not be withheld if the underwriter is Alex. Brown & Sons Incorporated, The Robinson-Humphrey Company, Inc., Hambrecht & Quist LLC, Montgomery Securities, Goldman, Sachs & Co., Robertson, Stephens & Company, L.P., or Morgan Stanley & Co., Incorporated; provided that if the Company is contractually obligated to use a specific underwriter or underwriters, such underwriter or underwriters shall be selected. Upon request of the underwriters, the Company shall (together with all Holders proposing to distribute their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Holders, subject to the approval of the Company, which approval shall not be unreasonably withheld. The following provisions shall apply to any such underwriting:

                       (A) Notwithstanding any other provision of this Section, if the managing underwriter of such underwritten offering determines that marketing factors require a limitation of the number of shares to be underwritten and so advises the Company in writing, then the Company shall so advise all Participating Holders of the number of shares of Registrable Securities that, according to the managing underwriter, may be included in the registration, and the underwriting shall be allocated among all such Participating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities owned by such Holders at the time of filing of the registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

                       (B) If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration.

                       (C) If the managing underwriter has not limited the number of shares of Registrable Securities to be underwritten, the Company may include shares of Common Stock for its own account or the account of others in such registration in accordance with Section 4.B, if the managing underwriter so agrees and if the number of shares of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

                       (D) Notwithstanding the foregoing, if the Company intends to offer its own shares of Common Stock in the underwritten offering and if the managing underwriter limits the number of shares of Registrable Securities and the Company's shares of Common Stock to be underwritten, then in connection with such underwriting the number of

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
shares of Common Stock and Registrable Securities that may be included in such underwriting shall be allocated first to the Participating Holders as set forth in subdivision (A) above and, if additional shares may be sold, such additional shares shall be allocated to the Company.

                (5)    If a registration statement filed pursuant to this
Section 4.B does not become effective after the Company has commenced preparation of such registration statement by reason of either (a) the withdrawal from such registration, prior to effectiveness, by Holders of a majority (by number of shares) of the Registrable Securities participating in such registration (other than a withdrawal based upon the advice of counsel relating to a matter primarily with respect to disclosure relating to the Company) or (b) because the offering is prevented by the Commission, through injunction or other order or requirement of the Commission or other governmental agency or court for any reason directly related to the act or omission of any one or more Participating Holders, then the Company's obligations under this
Section 4.B shall be deemed to have been satisfied unless such Holders shall have elected to pay all costs and expenses incurred by the Company in connection with such registration including, but without limitation, the costs and expense to the Company for its personnel who participated in the preparation and filing of such Registration Statement (determined based upon actual payroll and benefit costs to the Company for the time expended in such participation). In such event the Company shall recommence efforts to file such registration statement on Form S-3 at the earliest practicable time requested by the Participating Holders. Notwithstanding the foregoing, the obligations of the Company hereunder shall be deemed not satisfied (i) if the offering is prevented by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than by reason of some act or omission of any Holder of Registrable Securities participating in such registration or (ii) if the conditions to closing agreed to by the Company specified in any underwriting agreement entered into in connection with such registration are not satisfied by reason of a breach by the Company of its covenants contained therein.

          C.    REQUESTED REGISTRATION.

                (1) Request for Registration. The Holders of a majority (by number of shares) of the Common Stock issued pursuant to the terms of the DPA and subject to the terms of subscription agreements with the Company dated of even date herewith (all such Holders being referred to herein as the "Holder Class"), shall have a one-time right to request one (1) registration of Registrable Securities for the Holder Class (a "Registration Request"). Upon receipt of a Registration Request, the Company shall:

                       (i) within ten (10) days of the receipt thereof, give written notice of the proposed registration, qualification or compliance to all members of the Holder Class; and

                       (ii) as soon as practicable within sixty (60) days after receipt of the Registration Request, use its best efforts to register all Registrable Securities then owned by Holder, for which the Holder has requested registration, for public sale in accordance with the method or methods of disposition specified by the Holder, which methods may include an at the market offering, whether or not through brokers that are members of the NASD; provided, however, that the Company shall not be obligated to take any action to effect any such registration pursuant to this Section 4.C:


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
                              (A)    During the effectiveness of and prior to
the later of the date one hundred eighty (180) days immediately following the termination date of effectiveness of a registration statement pertaining to the public offering of securities of the Company filed pursuant to Section 4.B;

                              (B)    During the effectiveness of and prior to
the later of the date ninety (90) days immediately following the termination date of effectiveness of a registration statement pertaining to the public offering of securities of the Company filed pursuant to Section 4.D, in which the Holder Class has the opportunity to participate without any limitations as to the number of shares imposed by the underwriter; or

                              (C)    If the Company shall furnish to such
Holders a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future; but in such case the Company's obligation to use its best efforts to register, qualify or comply under this Section 4.C shall be deferred for a period not to exceed ninety (90) days, and the Company shall not exercise its right under this clause to defer such obligation more than once in any twelve month period.

                       (2) Registration Statement Form. Registrations under this Section 4.C shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified by the Holders. In addition to the required information, the Company agrees to include in any such registration statement all information with respect to the Company which the Holders participating in such registration shall reasonably request from time to time in writing and which is customarily found in registration statements; provided that the inclusion of such information does not create an undue burden to the Company.

                       (3)    A registration statement requested under this
Section 4.C which does not become effective after the Company has commenced preparation of such registration statement by reason of the withdrawal from such registration, prior to effectiveness, by Holders of a majority (by number of shares) of the Registrable Securities participating in such registration (other than a withdrawal based upon the advice of counsel relating to a matter primarily with respect to disclosure relating to the Company) shall be deemed to satisfy the Company's obligation to register once upon request of Holders unless such Holders shall have elected to pay all costs and expenses incurred by the Company in connection with such registration including, but without limitation, the costs and expense to the Company for its personnel who participated in the preparation and filing of such Registration Statement (determined based upon actual payroll and benefit costs to the Company for the time expended in such participation). Notwithstanding the foregoing, such obligation shall be deemed not satisfied (i) if the offering is prevented by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason other than by reason of some act or omission of any Holder of Registrable Securities participating in such registration or (ii) if the conditions to closing agreed to by the Company specified in any underwriting agreement entered into in connection with such registration are not satisfied by reason of a breach by the Company of its covenants contained therein.

                D.     PIGGY-BACK REGISTRATION.

                       (1) In addition to the Company's obligations under Sections 4.B and 4.C hereof, if the Company at any time proposes to register for sale for cash any of its Common Stock or other equity securities under the Securities Act, whether for its own account or for the account of other security holders or both, the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by such Holders, as described below, to the extent requisite to permit the disposition (if not an underwritten offering, in accordance with the intended method or methods thereof as aforesaid to the extent permitted by the registration form being used by the Company) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement that covers the securities which the Company proposes to register. The Company shall give prompt notice to the Holders specifying the form and manner, underwriting discount, commissions and other relative facts involved in such proposed registration. Upon the request of any Holder delivered to the Company within twenty (20) days of giving of such notice (which request shall specify that the Registrable Securities held by such Holder may be included in such registration), the Company shall include such Registrable Securities held by such Holder requested to be included in such registration; provided, however, that

                              i.    If, at any time after giving such written
notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities (but not from its obligation to pay any registration expenses otherwise required to be paid by it in connection therewith); and

                              ii.   If the managing underwriter in any
underwritten offering under this Section 4.D shall determine and advise the Company that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all of the Holders of the number of shares of Registrable Securities that may be included in the registration, and the underwriting shall be allocated first to the Company and, if additional shares may be sold, such additional shares shall be allocated among all selling security holders (including, but not limited to, the Holder Class) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities initially sought to be registered by such selling security holders in connection with such registration statement. No Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

                       (2) If any Holder disapproves of the terms of any underwriting proposed under this Section 4.D, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. The Registrable Securities so withdrawn from such underwriting shall also be withdrawn from such registration.

                E. COMPANY OBLIGATIONS. At its expense, the Company will use its reasonable best efforts to:

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
                       (1) Keep any registration statement required to be filed by it pursuant this Section 4 effective for a period of ninety (90) days or until Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such 90-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock of the Company and provided, further, that before filing with the Commission a registration statement or prospectus or any amendments or supplements thereto, the Company will notify each Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

                       (2) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for a period of not less than ninety (90) days or such shorter period that will terminate when all shares of the securities covered by such registration statement have been sold (but such shorter period will not expire before the expiration of the applicable prospectus delivery period referred to in Section 4(3) of the Securities Act and Rule 174, or any successor provision thereto, thereunder, if applicable) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Participating Holders set forth in such registration statement;

                       (3) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as the Holder from time to time may reasonably request;

                       (4) Notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                       (5) Cause all such Registrable Securities registered pursuant hereunder to be listed on the national securities exchange (or designated for trading on The Nasdaq Stock Market) on which the Company's Common Stock is then listed;

                       (6) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;


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
                       (7) register or qualify all Registrable Securities included in such registration statement under such other securities laws or "blue sky" laws of such reasonable number of United States jurisdictions as any Participating Holder or any underwriter, if any, of the Registrable Securities being sold by such Holders shall reasonably request, and keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and to do any and all other things that may be reasonably necessary or advisable to enable such Holders and each underwriter, if any, to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holders; provided that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction where it would not otherwise be required to qualify but for the requirements of this subdivision (7), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction;

                       (8) cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Holders thereof to consummate the disposition of such Registrable Securities;

                       (9) furnish to each Participating Holder a signed counterpart, addressed to each such Holder (and the underwriters, if any) of (A) an opinion of counsel for the Company customary for transactions similar to the transactions contemplated by this Subscription Agreement, which shall be dated and delivered as of the effective date of such registration statement (or, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory to the Holders of a majority of the Registrable Securities being sold, and (B) if the offering evidenced by the registration statement includes an underwritten offering, a "comfort letter," dated the effective date of such registration statement and a comfort letter dated the date of the closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, reasonably satisfactory to the underwriters, and covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in "comfort letters" of issuer's accountants delivered to the underwriters in underwritten public offerings of securities;

                       (10) enter into such customary agreements (including an underwriting agreement in customary form) in order to expedite or facilitate the disposition of such shares, including indemnification in the form set forth in
Section 4.G hereof;

                       (11) make available for inspection by any Participating Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such Participating Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, if any, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company and its subsidiaries' officers, directors and employees to supply all information and respond to all inquiries reasonably requested by any such person in connection with such registration statement (provided that the Company shall be required to


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
afford such access only after the receipt of confidentiality agreements containing customary provisions in form and substance which are reasonably acceptable to the Company);

                       (12) otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first day of the Company's first full fiscal quarter ending after the effective date of such registration statement (as the term "effective date" is defined in Rule 158(c) under the Securities Act), which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any successor provision thereto) thereunder; and

                       (13) in connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Section 4, give the representative of the Participating Holders' underwriters, if any, and such Participating Holders' and such underwriters' respective counsel and accountants, the reasonable opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto.

                F. COSTS AND EXPENSES. The Holders agree to pay all of the underwriting discounts and commissions, transfer taxes, and their own counsel fees with respect to the securities owned by them being registered, whether or not any registration shall become effective under the Securities Act. The Company will pay all other costs and expenses in connection with such registration statement including, without limitation, the fees and expenses of counsel for the Company, the fees and expenses of the Company's accountants, NASD fees and all other costs and expenses incident to the preparation, printing and filing under the Securities Act of any such registration statement, each prospectus and all amendments and supplements thereto, the costs incurred in connection with the qualification of such securities for sale in such reasonable number of states as Holder has designated, including fees and disbursements of counsel for Holder, and the costs of supplying a reasonable number of copies of the registration statement, each preliminary prospectus, final prospectus and any supplements or amendments thereto to Holder. Notwithstanding the foregoing, in the event that the Participating Holders shall determine that any offering pursuant to a registration statement required to be filed pursuant to Section 4.B or 4.C shall be a firm commitment underwritten offering and if the Company does not include any securities to be offered and sold by it in such registration statement, then the Participating Holders shall pay their relative percentage (equal to their percentage of the total number of shares being registered) of all "incremental personnel costs" incurred by the Company. For the purposes hereof, the term "incremental personnel costs" shall mean the amount (which shall be estimated by the Company in good faith) by which the costs to the Company for its personnel who shall participate in the preparation and filing of such firm commitment registration statement shall exceed the costs for such participating personnel that would have been incurred by the Company if such registration statement had not been a firm commitment underwritten offering. Personnel costs shall include only actual payroll and benefits cost to the Company, and shall be allocated on a proportionate basis for the amount of time expended by such personnel.

                G. COMPANY INDEMNIFICATION. The Company will indemnify Holder, each of its officers, directors and partners, and each person controlling Holder within the meaning of

Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 4, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act (the "Company Indemnitees"), against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, and reimburse the Company Indemnitees for reasonable out-of-pocket legal expenses incurred by them in connection with investigating any such claims or defending any such actions, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance; or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; or based on any violation (or alleged violation) by the Company of any provision of the Securities Act, or any rule or regulation promulgated under the Securities Act, applicable to the Company in connection with any such registration, qualification or compliance; provided that the Company shall not be liable to any of the Company Indemnitees in any such case to the extent that any such expense, claim, loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Holder through an instrument executed by such Holder that was marked or otherwise identified to show that it was for use specifically in preparation of such registration statement, prospectus, offering circular or other document.

                H. INVESTOR INDEMNIFICATION. Holder will, if Registrable Securities held by Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, but only to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by Holder through an instrument executed by such Holder that was marked or otherwise identified to show that it was for use specifically in preparation of such registration statement, prospectus, offering circular or other document.

                I. CONTRIBUTION. If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                J. UNDERWRITING AGREEMENT TO CONTROL. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into by a Holder in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

                K. SURVIVAL. The obligations of the Company and the Holder under this Section 4 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4 or otherwise.

                L. NO OBLIGATION TO REGISTER SECURITIES WHICH MAY BE SOLD PURSUANT TO RULE 144. Notwithstanding anything to the contrary contained in this Section 4, the Company shall have no obligation to register any Registrable Securities which are eligible for sale to the public pursuant to Rule 144 or any other applicable statute, rule or registration governing the resale of restricted securities.

                M. COMPANY MAY GRANT REGISTRATION RIGHTS TO OTHER SECURITIES. Nothing herein shall be deemed to prohibit the Company from granting registration rights with respect to any of the securities of the Company to any other holder of the Company's securities.

                N. PROVISION OF INFORMATION BY INVESTOR. All Holders shall promptly provide to the Company one or more executed and notarized instruments including all information about the Holder reasonably requested by the Company from time to time in order for the Company to prepare and file all registration statements required to be filed by it pursuant to this Section 4. The Company shall have no responsibility or liability to any Holder for any delay or failure to comply with the Company's obligations under this Section 4 to the extent that such failure results from the failure by any one or more Holders to promptly provide such instruments and information.

          5.    MISCELLANEOUS.

                A. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, United States of America, without giving effect to the conflict of laws rules applicable therein.

                B. This Subscription Agreement contains the entire agreement between the parties with respect to the subject matter thereof. The provisions of this Subscription Agreement may not be modified or waived except in writing.


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                C.     This Subscription Agreement and the rights, powers and
duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. Investor may assign its rights or interests in and under this Subscription Agreement, but only if: (i) the assignee agrees to comply and does comply with the terms of this Agreement.

                D. This Subscription Agreement may be executed in two or more counterparts, each of which shall constitute an original. The Company shall retain one counterpart, and one counterpart shall be returned to Investor upon acceptance thereof by the Company.

                E. During the period commencing on the date hereof and ending on the later of (i) the fifth anniversary of the date hereof or (ii) the second anniversary of the date of issuance of all Warrant Shares, the Company agrees to use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required by the Company under the Securities Act and the Exchange Act at any time it is subject to such reporting requirements and to furnish to a holder of Registrable Securities upon request a written statement of the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), a copy of the most recent annual or quarterly financial report of the Company, and the Company's most recent Report on Form 10-K and Proxy Statement to its shareholders, solely for the purpose of availing itself of any rule or regulation of the Commission allowing the holder to sell any such Registrable Securities without registration.

          IN WITNESS WHEREOF, Investor and the Company have executed this Subscription Agreement effective the issue date set forth above. By signing below, Investor represents that he has read and understands the warranties and representations set forth in this Subscription Agreement.

INVESTOR:

     [INVESTOR NAME]

- --------------------------------


- --------------------------------
Authorized Signature of Investor


INVESTOR'S PRINCIPAL PLACE OF BUSINESS AND TELEPHONE NUMBER (THIS IS THE ADDRESS AT WHICH PAYMENTS, IF ANY, WILL BE DELIVERED):


INVESTOR ADDRESS:

- --------------------

- --------------------

INVESTOR TELEPHONE:

- --------------------

HARBINGER CORPORATION


By:
   ---------------------------
Name:
     -------------------------
Title:
      ------------------------

                                                                      EXHIBIT 15


THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") BUT HAVE BEEN OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR THE CORPORATION OR ITS TRANSFER AGENT HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION OR ITS TRANSFER AGENT AND THEIR RESPECTIVE COUNSEL IN THEIR REASONABLE JUDGMENT STATING THAT SUCH DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH ALL APPLICABLE FOREIGN AND STATE LAWS, RULES, REGULATIONS AND ORDINANCES.


                             HARBINGER CORPORATION

                                    WARRANT
                                FOR THE PURCHASE
                           OF SHARES OF COMMON STOCK


WARRANT NO:  W-1                             DATE OF GRANT:        , 1996

HOLDER:  __________________________________

NUMBER OF SHARES:  ___________               PURCHASE PRICE PER SHARE:  $17.1375


      FOR VALUE RECEIVED, HARBINGER CORPORATION, a Georgia corporation (the "Company"), hereby certifies that ____________________________________, an individual residing in Germany (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, during the period commencing on the date hereof and ending on the Expiration Date (as defined in Section 1 below), up to _______________ fully paid and non-assessable shares of Common Stock at the Purchase Price Per Share set forth above (the "Exercise Price").

      The term "Common Stock" means the Common Stock, par value $.0001 per
share, of the Company as constituted on    , 1996 (the "Issue Date"). The number
of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other equity or debt securities that may be issued by the Company in addition thereto or in substitution for the Warrant Stock. The term "Company" means and includes the corporation named above as well as (i) any immediate or more remote successor corporation resulting from the merger or consolidation of such corporation (or any immediate or more remote successor corporation of such corporation) with another corporation, or (ii) any corporation to which such corporation (or any immediate or more remote successor corporation of such corporation) has transferred its property or assets as an entirety or substantially as an entirety.

      Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

      The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

          1. EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time, or from time to time, during the period commencing on the date hereof and expiring 5:00 p.m. Eastern Time on the fifth anniversary of the date hereof (the "Expiration Date") or, if such day is a day on which banking institutions in New York are authorized by law to close, then on the next succeeding day that shall not be such a day (provided, however, that in no event
may this Warrant be exercised after    , 2001), by presentation and surrender of
this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed (and which must be true and correct at the time of exercise) and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder or his or her duly authorized attorney. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

          2. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of this Warrant. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.

          3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share of Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant. For purposes of this Warrant, the fair market value of a share of Common Stock shall be determined as follows:

                (a) If the Common Stock is listed on a national securities exchange within the United States or admitted to unlisted trading privileges on such exchange or listed for trading on The Nasdaq Stock Market, the current market value shall be the average of the last reported sale price of the Common Stock on such exchange or system for the ten trading days immediately preceding the date of exercise of this Warrant or if no such last sale is made or reported on any of such trading days, the average of the closing bid and closing asked prices for such day on such exchange or system; or

                (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

          4. HOLDER DOES NOT HAVE THE RIGHTS OF A SHAREHOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

          5.    ANTI-DILUTION PROVISIONS.

                5.1 ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock to its stockholders, the number of shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common Stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment, and any adjustment to the Exercise Price pursuant to this Section 5.1, shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section 5.1, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

                5.2 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Issue Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

                5.3 RESTRICTIONS ON CERTAIN ACTIONS. The Company shall not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the generality of the foregoing, while this Warrant is outstanding, the Company (a) shall not permit the par value, if any, of the shares of stock receivable upon the exercise of this Warrant to be above Exercise Price and (b) shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and nonassessable stock upon the exercise of this Warrant.

                5.4 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Common Stock receivable on the exercise of the Warrant, the Company at its expense shall promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall forthwith mail a copy of each such certificate to the Holder.

          6. TRANSFER TO COMPLY WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS. This Warrant and any Warrant Stock or Other Securities may not be sold, offered for sale or transferred except as follows: (a) to a person who, in the opinion of counsel to the Company, is a person to whom this Warrant or the Warrant Stock or Other Securities may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto, and in compliance with all other laws, rules, regulations, and ordinances, and then only against receipt of an agreement of such person to comply with the provisions of this Section 6 with respect to any resale or other disposition of such securities; or (b) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale or disposition. In the event any Holder shall propose to sell, offer for sale or transfer this Warrant, such Holder shall first (i) surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, and (ii) deliver to the Company the opinion of counsel to the Holder as required by the legend set forth at Section 7 hereof. Upon receipt of the foregoing and provided that the Company has received an opinion of its counsel that such proposed sale, offer for sale or transfer is in compliance with all applicable state and foreign securities laws, rules, regulations and ordinances (which opinion the Company shall use its best efforts to obtain), the Company shall execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

          7. LEGENDS. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of this Warrant and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face or the reverse side thereof substantially the following legends:


      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") BUT HAVE BEEN OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR THE CORPORATION OR ITS TRANSFER AGENT HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION OR ITS TRANSFER AGENT AND ITS COUNSEL IN THEIR REASONABLE JUDGMENT STATING THAT SUCH DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS, RULES, REGULATIONS AND ORDINANCES.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUBSCRIPTION AGREEMENT MADE AS OF APRIL ____, 1996. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH THE

      RESTRICTIONS ON TRANSFER CONTAINED IN SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

          8. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when delivered personally, when delivered by facsimile against an electronic acknowledgment of delivery thereto, when delivered by a reputable world-wide courier contracting for delivery in three days or less, or five days after mailing when mailed by certified or registered mail, return receipt requested, to the Company or the Holder, as the case may be, for whom such notice is intended, at the address of such party as set forth below, or at such other address of which the Company or the Holder has been advised by notice hereunder.

          9. APPLICABLE LAW. The Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Georgia, United States of America, without giving effect to the conflict of laws rules applicable therein.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


Attest:                                HARBINGER CORPORATION

                                       By:
- --------------------------                --------------------------------
Joel G. Katz, Secretary                   C. Tycho Howle, Chairman and
                                          Chief Executive Officer
   [Corporate Seal]

Address of Holder                      Address of Company:

                                       1055 Lenox Park Boulevard
- -----------------------                Atlanta, Georgia 30319

- -----------------------

      THE RIGHT TO ASSIGN THIS WARRANT IS LIMITED BY THE TERMS AND CONDITIONS OF THE WARRANT TO WHICH THIS ASSIGNMENT FORM IS ATTACHED. SUCH WARRANT MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED UNLESS REGISTERED PURSUANT TO PROVISIONS OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL IN THEIR REASONABLE JUDGMENT STATING THAT SUCH DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FOREIGN LAWS, RULES, REGULATIONS AND ORDINANCES.

                                ASSIGNMENT FORM


FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto
________________________________________________________________________________
  (Please typewrite or print in block letters)


the right to purchase Common Stock of Harbinger Corporation, a Georgia corporation (the "Company"), represented by this Warrant to the extent of shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ____________________________________________ Attorney, to
transfer the same on the books of the Company with full power of substitution in the premises.


DATED:
       ----------------------


                                       -----------------------------
                                       Signature


                                       -----------------------------
                                       Signature, if jointly held

                            [ATTACHMENT TO WARRANT]

      THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (COLLECTIVELY THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") BUT HAVE BEEN OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND ITS COUNSEL IN THEIR REASONABLE JUDGMENT STATING THAT SUCH DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH ALL APPLICABLE STATE AND FOREIGN LAWS, RULES, REGULATIONS AND ORDINANCES.

      THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO A SUBSCRIPTION AGREEMENT MADE AS OF APRIL ____, 1996. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

                             HARBINGER CORPORATION


                           WARRANT EXERCISE AGREEMENT
                (INCLUDING INVESTOR SUITABILITY REPRESENTATIONS)


      This WARRANT EXERCISE AGREEMENT (the "Agreement") dated as of ________________ is made and entered into between HARBINGER CORPORATION, a Georgia corporation ("HARBINGER" or the "Company"); and the person executing this Agreement as the investor (the "Investor"). By executing this Agreement, Investor acknowledges that Investor understands that the Company is relying upon the accuracy of the representations and warranties of Investor contained herein in complying with its obligations under applicable securities laws.


                             W I T N E S S E T H :


      WHEREAS, the Investor desires to exercise a Warrant to acquire shares of the Company's Common Stock (the "Common Stock"); and

      WHEREAS, the Company intends to use the proceeds of the sale of the Common Stock to supplement working capital; and

      WHEREAS, to the extent the Investor has requested in writing to the Company, the Company has furnished to the Investor a copy of (i) the prospectus relating to the most recent registration statement filed by the Company under the Securities Act to register shares of its common stock for sale to the public, and (ii) all filings made during the past two years by the Company with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934 (the "Disclosure Information"); and

      WHEREAS, the Company and Investor have entered into that certain Subscription Agreement dated April ____, 1996 (the "Subscription Agreement") which restrict transfer of the Common Stock issuable upon exercise of this Warrant and provide registration rights under certain circumstances as stated therein;

      NOW, THEREFORE, for and in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Investor agree as follows:

      1. EXERCISE OF THE WARRANTS. Subject to the terms and conditions set forth herein, Investor hereby exercises the Warrant to acquire the number of shares of Common Stock of HARBINGER set forth below the Investor's signature hereto (the "Securities"). The Warrant shall be deemed exercised only when and if this Agreement is countersigned by HARBINGER. HARBINGER shall countersign this Agreement only if HARBINGER determines (which determination shall not be unreasonably withheld or delayed) that this Agreement is fully completed and executed by the Investor and that the Investor has represented that the Investor is an "accredited investor" as defined under Regulation D promulgated under the Securities Act ("Regulation D") or that Investor is not a "U.S. Person" as defined under Regulation S promulgated under the Securities Act ("Regulation S") or that the exercise is otherwise exempt from the registration requirement of the Securities Act.

      2. INVESTOR'S REPRESENTATIONS AND WARRANTIES. Investor represents, warrants and covenants to HARBINGER as of the date hereof that:

          a. (i) Investor will be the sole party in interest as to the Securities subscribed for and is acquiring the Securities for Investor's own account, for investment only and not with a view toward the resale or distribution thereof absent registration under the Securities Act or an exemption therefrom, and (ii) (A) Investor received the Warrant and this Agreement outside of the United States, and executed and delivered this Agreement outside of the United States, and is not a "U.S. Person" as defined in Rule 902 of Regulation S or (B) Investor is an Accredited Investor" as defined under Regulation D, or (C) the issuance of the Shares of Common Stock upon exercise hereof is otherwise exempt from registration under the Securities Act.

          b. Investor understands that Investor must bear the economic risk of this investment for an indefinite period of time because the Securities are not registered under the Securities Act or under German securities laws or the securities laws of any other jurisdiction. Investor has been advised that the Securities are not being registered under the Securities Act upon the basis that the transactions involving their sale are exempt from such registration requirements, and that reliance by the Company on such exemptions is predicated in part on Investor's representations set forth in this Exercise Agreement. Investor further understands that, except as specifically stated herein, the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the United States Securities Exchange Act of 1934, as amended, or its dissemination to the public of any current financial or other information concerning the Company, as may be required as a condition for the unregistered resale of restricted securities.

          c. Investor is able to bear the economic risk of losing Investor's entire investment in the Company and has adequate means of providing for Investor's current needs and personal contingencies without regard to the investment in the Company.

          d. In connection with Investor's purchase of the Securities, no oral or written representations or warranties have been made to Investor, except as specifically stated in the Disclosure Information. Investor acknowledges that Investor has received and reviewed a copy of the Disclosure Information.

          e. Investor is familiar with the business in which the Company is engaged and, based upon Investor's knowledge and experience in financial and business matters, Investor is familiar with investments of the sort that Investor is undertaking herein, that Investor is fully aware of the problems and risks involved in making an investment of this type, and that Investor is capable of evaluating the merits and risks of this investment.

          f. To the extent Investor has deemed necessary, Investor has consulted with Investor's attorney, financial advisors and others regarding all financial, securities and tax aspects of the proposed investment, and that said advisors have reviewed this Agreement and all documents relating hereto on Investor's behalf. Investor and Investor's advisors have sufficient knowledge and experience in business and financial matters to evaluate the Company, to evaluate the risks and merits of an investment in the Company, to make an informed investment decision with respect thereto, and to protect Investor's interest in connection with Investor's subscription without need for the additional information which would be required to be included in more complete registration statements effective under the Securities Act or under the laws of other jurisdictions.

          g. Investor and Investor's advisors have had an opportunity to ask questions of and to receive answers from the executive officers of the Company and to obtain additional information in writing to the extent that the Company possesses such information or could acquire it without unreasonable effort or expense: (i) relative to the Company and the exercise of the Warrants; and
(ii) necessary to verify the accuracy of any information, documents, books and records furnished. All such materials and information requested by Investor and Investor's advisors (including information requested to verify information previously furnished) have been made available and examined by Investor or Investor's advisors.

          h. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of this Warrant and the issuance of any of the shares of Warrant Stock, all certificates representing shares shall bear on the face or the reverse side thereof substantially the following legends:


      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") BUT HAVE BEEN OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR THE CORPORATION OR ITS TRANSFER AGENT HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION OR ITS TRANSFER AGENT AND ITS COUNSEL IN THEIR REASONABLE JUDGMENT STATING THAT SUCH DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND THAT SUCH DISPOSITION IS IN COMPLIANCE WITH ALL APPLICABLE STATE OR FOREIGN SECURITIES LAWS, RULES, REGULATIONS AND ORDINANCES.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SUBSCRIPTION AGREEMENT MADE AS OF APRIL ____, 1996. NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE ABSENT COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN SUCH AGREEMENT. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY.

          i. The information set forth below under the caption "General Information" is true, correct and complete. Investor is the beneficial owner of the Warrants registered in his name.


      3. INDEMNIFICATION. Investor recognizes that the sale of the Securities to him will be based upon his representations and warranties set forth above and on the Disclosure Information supplied by Investor to HARBINGER. Investor agrees to indemnify and to hold harmless HARBINGER, and its affiliates from and against any and all loss, damage, liability or expense, including costs and reasonable attorney's fees, arising out of or based upon any false representation or warranty made by the Investor in this Agreement and/or any failure by Investor to fulfill any covenants or agreements set forth herein or in the other documents executed and delivered by him in connection with this transaction.

      4. REPRESENTATIONS BY HARBINGER. HARBINGER represents and warrants to Investor as follows:

      a. HARBINGER is a corporation duly organized, existing and in good standing under the laws of the State of Georgia and has the corporate power to conduct its business.

      b. The execution, delivery and performance of this Agreement by HARBINGER has been duly approved by the Board of Directors of HARBINGER.

      c. The issuance of the Securities has been duly authorized and when paid for and issued pursuant to the terms hereof, the Securities will be validly issued, fully paid, and non-assessable.

      5. TERMS OF OFFERING. No commission or similar compensation will be payable in connection with the purchase of the Securities pursuant to the exercise of the Warrants.

                              GENERAL INFORMATION.

Name of Purchaser:
                  --------------------------------------------------------------
Address:
        ------------------------------------------------------------------------
                              (Number and Street)

- --------------------------------------------------------------------------------
       (City)      (State) (County)                                 (Zip Code)

 Telephone Number:                --              --
                   ---------------------------------------------------
                    (Country Code)  (Area Code)        (Number)


     The undersigned represents that (a) the undersigned has read and understands this Agreement and (b) the information contained in this Agreement is true, correct and complete.



- -----------------------------------------------  ---------------------------------------
Number of Shares of Common Stock subscribed for  Date

                                                 ---------------------------------------
                                                 Name of Investor (Please Type or Print)

                                                 By:
                                                    -------------------------------------
                                                 Authorized Signature

                                                 ----------------------------------------
                                                 Name of Person Authorized to Sign
                                                 (Please Type or Print)

                                                 Acknowledged and Agreed to:

                                                 HARBINGER CORPORATION

                                                 By:
                                                    -------------------------------------

                                                 Attest:
                                                        ---------------------------------

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